UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HERITAGE-CRYSTAL CLEAN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HERITAGE-CRYSTAL CLEAN, INC.
2175 Point Boulevard, Suite 375
Elgin, Illinois  60123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 5, 2011

To the shareholders of Heritage-Crystal Clean, Inc.:

The Annual Meeting of Shareholders of Heritage-Crystal Clean, Inc. (the “Company”) will be held at the Holiday Inn located at 495 Airport Road, Elgin, Illinois  60123 on May 5, 2011, at 9:00 A.M., Central Time, for the following purposes:

1.	To elect three directors to serve as Class III Board Members for terms of three years or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal
2011;

3.	To hold an advisory vote on named executive officer compensation for fiscal 2010, as disclosed in this Proxy
Statement;

4.	To hold an advisory vote on the frequency of future shareholder advisory votes for approval of named executive officer compensation;

5.	To approve the 2008 Omnibus Incentive Plan (the “Plan”) for purposes of complying with the requirements of Section
162(m) of the Internal Revenue Code; and

6.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 15, 2011 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.  Whether or not you expect to attend the Annual Meeting, we encourage you to vote your shares as soon as possible.  Please sign, date and mail the included proxy card in the envelope provided.  It is important that your shares be represented at the Annual Meeting, whether your holdings are large or small.

By Order of the Board of Directors,

Gregory Ray, Chief Financial Officer, Vice President,
Business Management and Secretary

April 5, 2011

Important Notice Regarding the Availability Of Proxy Materials
 for the Annual Meeting of Shareholders Meeting To Be Held On May 5, 2011.

Our Proxy Statement and Annual Report to Shareholders for fiscal 2010 are available on Heritage-Crystal Clean, Inc.'s website at www.crystal-clean.com under “Investor Relations.”

You may also request hard copies of these documents free of charge by writing to:
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, Illinois  60123
Attention: Secretary

HERITAGE-CRYSTAL CLEAN, INC.
2175 Point Boulevard, Suite 375
Elgin, Illinois  60123

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 5, 2011

About the 2011 Annual Meeting

This Proxy Statement is being furnished to the shareholders of Heritage-Crystal Clean, Inc. (the "Company") on or about April 5, 2011 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 5, 2011 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments or postponements of that meeting.  The Annual Report to Shareholders for fiscal 2010 accompanies this Proxy Statement.  If you did not receive a copy of the Annual Report, you may obtain one by writing to the Secretary of the Company.  This Proxy Statement and the Annual Report are also available on the Company’s website at www.crystal-clean.com under "Investor Relations."

Voting Procedures

Voting Rights.  Only shareholders who owned common stock of the Company at the close of business on March 15, 2011 (the "record date") may attend and vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  On the record date, 14,338,680 shares of common stock were outstanding.  Shareholders are entitled to one vote per share of common stock that they own as of the record date on each matter that may properly come before the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you.  As the shareholder of record,  you have the right to grant your voting proxy directly to us, or to vote in person at the Annual Meeting.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Quorum.  The presence, in person or by properly executed proxy, of a majority of the outstanding common stock as of the record date is necessary to constitute a quorum at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.  Shares that are represented at the Annual Meeting but abstain from voting on any or all matters will be counted as shares present and entitled to vote in determining the presence of a quorum.  If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on particular matters, commonly referred to as “broker non-votes”, those shares will still be counted for purposes of determining the presence of a quorum at the meeting.  A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter.  Under the rules and regulations of the primary trading markets applicable to most brokers, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2011 is considered a routine matter on which a broker has the discretion to vote if instructions are not received from the client. All other items being considered at the Annual Meeting are considered non-routine matters. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for purposes of determining the number of votes cast on these proposals and will not affect the outcome of these non-routine matters.

The inspector of election appointed for the Annual Meeting will determine the number of shares of our common stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote.  Directors are elected by a plurality of all of the votes cast, in person or by proxy.  A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting.  Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

The proposals to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2011 and the advisory vote on named executive officer compensation for fiscal 2010 will be approved if holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal are voted in favor of the proposal.  Abstentions will have the effect of a no vote and broker non-votes will have no effect on the outcome of these proposals.

With respect to the frequency of future shareholder advisory votes to approve named executive officer compensation, you may select “1 year,” “2 years” or “3 years,” or you may choose to “abstain” from voting on this proposal. The advisory vote regarding the frequency of future shareholder votes for approval of named executive officer compensation will be determined by a plurality of the votes cast. Shares which abstain from voting on this proposal, as well as broker non-votes, will not be counted as votes cast and will not affect the outcome.

The proposal to approve the 2008 Omnibus Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

All common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees, FOR the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2011, FOR the approval of the named executive officer compensation for fiscal 2010, as disclosed in this Proxy Statement, FOR the approval of "one year" with respect to the advisory vote on the frequency of named executive officer compensation advisory votes, FOR the approval of the 2008 Omnibus Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, and in the discretion of the proxy holders for all other matters that come before the Annual Meeting.  The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

Any proxy given by a holder of record pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Such proxies may be revoked by:

•	filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy;

•	duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Secretary of the Company at or before the Annual Meeting; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123, Attention: Secretary.  If you hold your shares in “street name”, you must follow the directions provided by your broker, bank or nominee to revoke your proxy.

Other

The proxies are solicited by the Board of Directors of the Company.  In addition to the use of the mail, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or employees of the Company or persons employed by the Company for the purpose of soliciting proxies.  It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock held of record by such persons, and will be reimbursed for expenses incurred therewith.  The cost of solicitation of proxies will be borne by the Company.

The date of this Proxy Statement is April 5, 2011.

_____________________

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will vote on the nomination of three directors to be elected as Class III Board Members for three-year terms expiring at the 2014 Annual Meeting.  The Board is divided into three classes, denominated as Class I, Class II and Class III.  Members of each class hold office for staggered three-year terms.  The terms of the Class III directors expire on the date of the 2011 Annual Meeting.  It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below as nominees.  In the event any of the nominees should become unable or unwilling to serve as a director, proxies may be voted for another nominee recommended by the Board.

Directors are elected by a plurality of all of the votes cast, in person or by proxy.  This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast.

Nominees for Election at the 2011 Annual Meeting.

The following table sets forth certain information with respect to the three director nominees, each of whom is currently a Class III Board member.

Name	Age	Principal Occupation and Other Information

Bruce Bruckmann	57
Mr. Bruckmann has served as a director on our Board since 2004.  Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a private equity investment firm, since January 1995.  From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.).  From 1983 until March 1994, Mr. Bruckmann served as Vice President of Citicorp Venture Capital, Ltd. Mr. Bruckmann is also a director of Town Sports International, Inc., a fitness club operator, MWI Veterinary Products, Inc., a distributor of veterinary products, H&E Equipment Services L.L.C., a renter and distributor of industrial and construction equipment, and Mohawk Industries, Inc., a floor covering manufacturer.  Mr. Bruckmann also serves as director for a private company.

The Board has concluded that Mr. Bruckmann should be a director of the Company because of his extensive experience in investing in and advising public and private companies, as well as the fact that his significant stock ownership in the Company aligns his interests with those of other shareholders.  His broad exposure to financing and funding issues also benefits the Company.

Carmine Falcone	64
Mr. Falcone has served as a director on our Board since March 2008.  Mr. Falcone served in various operating and executive positions with Shell Group from 1968 through 2004, including roles as Executive Vice President, Oil Products, Shell Canada, as Director — Strategic Planning for Global Oil Products, Shell International, and from 1999 to 2004 as Vice President Manufacturing and Supply, Shell Oil Products USA.  Following his retirement from Shell in 2004, Mr. Falcone established CELICO Ventures LLC, a commercial real estate company, which he continues to operate.  Mr. Falcone is currently Chairman of the Board of The Plaza Group of Houston (Chemicals Marketing) and Chairman of the HS&E Committee of the Board of Northwest Upgrading of Calgary (Oil Sands Project).  Mr. Falcone was a director of Centurion Energy of Calgary from 2006 to 2007. Mr. Falcone holds a Chemical Engineering degree with honors from McGill University.

The Board has concluded that Mr. Falcone should be a director of the Company because of his demonstrated skills in engineering and management with one of the world’s largest and most preeminent diversified oil companies.  Mr. Falcone’s expertise is also helpful to the Company in evaluating growth opportunities.

Robert W. Willmschen, Jr.	63
Mr. Willmschen has served as a director on our Board since March 2008.  Mr. Willmschen served as Chief Financial Officer of Safety-Kleen from 1981 to 1997 and as Controller of Safety-Kleen from 1979 to 1981.  He was Executive Vice President, Finance of ABC Rail Products Corporation for approximately one year in 1998.  Since 1999, Mr. Willmschen has been engaged in managing his private investments.  Mr. Willmschen also has nine years experience in public accounting, including Audit Manager with Arthur Andersen LLP.

The Board has concluded that Mr. Willmschen should be a director of the Company because of his demonstrated financial experience in the Company’s industry area.  His CPA and public accounting experience is also beneficial to the Company and he is a designated financial expert for the Board.

The Board recommends a vote FOR approval of the director nominees.

The following tables set forth information with respect to our directors who are not up for election at the 2011 Annual Meeting.

Class I Directors — Terms Expire in 2012.

Name	Age	Principal Occupation and Other Information

Joseph Chalhoub	65
Mr. Chalhoub, founder of Heritage-Crystal Clean, LLC, has served as our President, Chief Executive Officer and director since the formation of the Company in 1999.  He started his career with Shell Canada as a process engineer, and he then worked for several years at SNC, an engineering firm.  In 1977, he founded Breslube Enterprises and built this into the largest used oil re-refiner in North America before selling a controlling interest to Safety-Kleen in 1987.  Mr. Chalhoub then served as an executive of Safety-Kleen from 1987 to 1998 and he was President of Safety-Kleen from 1997 to 1998.  Mr. Chalhoub holds a Chemical Engineering degree with high distinction from École Polytechnique, Montréal.

The Board has concluded that Mr. Chalhoub should be a director of the Company because he is President and Chief Executive Officer.  In addition, his significant stock ownership in the Company aligns his interests with those of other shareholders.  The Company and the Board benefit from his prior experience and knowledge gained as a senior executive of both the Company and Safety-Kleen.

Fred Fehsenfeld, Jr.	60
Mr. Fehsenfeld has served as a director on our Board since 1999.  Mr. Fehsenfeld is the general partner and has served as Chairman of the Board of Directors of Calumet Specialty Products Partners, L.P. (“Calumet Partners”) since 2006.  Mr. Fehsenfeld has served as the Vice Chairman of the Board of the predecessor to Calumet Partners since 1990.  Mr. Fehsenfeld has worked for The Heritage Group in various capacities since 1977 and has served as its Managing Trustee since 1980.  Mr. Fehsenfeld received his B.S. in Mechanical Engineering from Duke University and his M.S. in Management from the Massachusetts Institute of Technology Sloan School.

The Board has concluded that Mr. Fehsenfeld should be a director and Chairman of the Company’s Board because of his significant executive experience referred to above, as well as the fact that his significant stock ownership in the Company aligns his interests with those of other shareholders.  Mr. Fehsenfeld’s engineering and management training and senior leadership roles in other companies also benefit the Company.

Class II Directors — Terms Expire in 2013.

Name	Age	Principal Occupation and Other Information

Donald Brinckman	80
Mr. Brinckman has served as a director on our Board since 2002.  Mr. Brinckman was the founder of Safety-Kleen in 1968.  Mr. Brinckman served as President of Safety-Kleen from 1968 until 1998, excluding portions of 1990-1991 and 1993-1997, and for most of the thirty-year period he also served as Safety-Kleen’s Chief Executive Officer.  Mr. Brinckman was appointed Chairman of Safety-Kleen’s Board of Directors in August 1990 and served in that capacity until 1998.  Mr. Brinckman has in the past served as a director of Johnson Outdoors Inc., Paychex, Inc. and Snap-On Inc.

The Board has concluded that Mr. Brinckman should be a director of the Company because of his extensive industry experience, including being founder and former Chairman of the largest firm in the Company’s industry.  Additionally, his significant stock ownership in the Company aligns his interests with those of other stockholders.

Charles E. Schalliol	63
Mr. Schalliol has served as a director on our Board since March 2008.  Mr. Schalliol served as the Director, Office of Management and Budget, State of Indiana, from 2004 to 2007.  Mr. Schalliol served as the President and CEO of BioCrossroads, Indiana’s life science initiative, from 2003 to 2004.  Mr. Schalliol served in various executive positions, including strategic planning and investment banking, with Eli Lilly & Company from 1978 to 2003.  Mr. Schalliol has served as Chairman of the Board of Directors of First Merchant’s Corporation since 2007 and as a director since 2004 and a director of four venture capital funds.  Mr. Schalliol holds a business degree with high distinction from Indiana University and a law degree from Yale University.

The Board has concluded that Mr. Schalliol should be a director of the Company because of his financial and executive experience with the above entities and other Board experience.  His legal experience also benefits the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file initial reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during fiscal 2010.

SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2011 for:

•	each director and named executive officer;

•	each person or entity who is known by us to own beneficially more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC.  The information is not necessarily indicative of beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 15, 2011 through the exercise of any stock option, warrant or other right.  The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner.  Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.  Unless otherwise indicated below, the address of each director and named executive officer listed below is Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123.

Name	Number of Shares Beneficially Owned(1)	Percent
Non-employee Directors:
Donald Brinckman(2)	543,021	3.8%
Bruce Bruckmann(3)	1,045,643	7.4%
Carmine Falcone	10,871	*
Fred Fehsenfeld, Jr.(4)	1,015,547	7.1%
Charles Schalliol	24,262	*
Robert Willmschen, Jr.	21,871	*

Beneficial Owners owning more than 5% of common stock (other than directors and named executive officers):
The Heritage Group(5)	4,472,521	31.5%
Bruckmann, Rosser, Sherrill & Co. II, L.P.(3)	951,816	6.7%
Royce & Associates, LLC(6)	1,609,065	11.3%

Named Executive Officers:
Joseph Chalhoub(7)	1,654,884	11.6%
Gregory Ray(8)	327,965	2.3%
John Lucks	165,289	1.2%
Tom Hillstrom	27,004	*

All directors and named executive officers as a group (10 persons)	4,836,357	34.0%
____________

* Less than 1%

(1)
Includes the following options to purchase shares of common stock exercisable within 60 days after March 15, 2011: Mr. Chalhoub: 447,464 shares; Mr. Lucks: 134,474 shares; Mr. Ray: 133,180 shares; and Mr. Hillstrom: 10,188 shares.

(2)	Consists of shares held in trust for which Mr. Brinckman has voting control.

(3)
Based on Schedule 13G filed with the SEC on February 17, 2009, BRS-HCC Investment Co., Inc. is wholly owned by Bruckmann, Rosser, Sherrill & Co. II, L.P., or BRS II, and related persons, with BRS II owning 99.81% of BRS-HCC Investment Co., Inc. BRSE LLC is the general partner of BRS II, and by virtue of such status may be deemed to be the beneficial owner of the shares held by BRS II.  Bruce Bruckmann is a member and manager of BRSE LLC, and, together with Harold O. Rosser, Stephen C. Sherrill and Thomas J. Baldwin, shares the power to direct the voting or disposition of shares held by BRS II and BRS-HCC Investment Co., Inc.; however, none of these persons individually has the power to direct or veto the voting or disposition of shares held by BRS II or BRS-HCC Investment Co., Inc. BRSE LLC and Messrs. Bruckmann, Rosser, Sherrill and Baldwin expressly disclaim beneficial ownership of the shares held by BRS-HCC Investment Co., Inc. Shares beneficially owned, directly or indirectly, by Bruckmann, Rosser, Sherrill & Co. II, L.P. have been included for purposes of the presentation of the beneficial ownership of our common stock by Bruce Bruckmann. The address of this stockholder is 126 East 56th Street, New York, NY 10022.

(4)
Based on a Schedule 13G/A filed with the SEC on February 11, 2011.  Includes 10,000 shares held by Mr. Fehsenfeld’s family members (specifically, his spouse and two children).  Mr. Fehsenfeld disclaims beneficial ownership of the shares of common stock owned by these family members except to the extent of his pecuniary interest therein.  In addition, Mr. Fehsenfeld serves as one of five trustees who together are empowered to act on behalf of The Heritage Group.  Mr. Fehsenfeld disclaims beneficial ownership of the shares of common stock owned by The Heritage Group except to the extent of his pecuniary interest therein, and none owned by The Heritage Group are included in the shares listed in the table above as being beneficially owned by Mr. Fehsenfeld. In addition, the above amount does not include the 324,255 shares of common stock purchased by certain family trusts related to Mr. Fehsenfeld in the Company's June 2010 public offering.  See "Relationships and Related Person Transactions-Heritage Participation Rights."

(5)
Based on a Schedule 13G/A filed with the SEC on February 11, 2011.  The Heritage Group is a general partnership formed under the laws of the State of Indiana.  Thirty grantor trusts own all of the outstanding general partner interests in The Heritage Group.  Five trustees, acting on behalf of each of these trusts, have the duty and have been empowered to carry out the purposes of the general partnership pursuant to the Articles of Partnership.  The five trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas J. Rutigliano, William S. Fehsenfeld and Amy M. Schumacher.  The address of The Heritage Group is 5400 West 86th Street, Indianapolis, Indiana  46268.

(6)
Based on Schedule 13G/A filed with the SEC on January 13, 2011. Various accounts managed by Royce & Associates, LLC, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company. The interest of one account, Royce Micro Cap Fund an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 847,033 shares or 5.96% of the total shares outstanding. The address of this stockholder is 745 Fifth Avenue, New York, New York 10151.

(7)	Joseph Chalhoub has voting control over the shares held by the entity named J. Chalhoub Holdings, Ltd., but disclaims beneficial ownership, other than to the extent of his pecuniary interest therein.

(8)	Includes shares held in trust for which Mr. Ray has voting control.

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of our Board of Directors.  Our bylaws specify that the Board shall initially consist of seven directors, with such number thereafter to be determined from time to time by the Board.  We currently have seven directors.  Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee (the “nominating committee”).  Fred Fehsenfeld, Jr. serves as the Chair of our Board.

Director Independence

Our Board of Directors is comprised of a majority of independent directors.  In general, the Board of Directors determines whether a director is independent by following the listing standards of the Nasdaq Global Select Market (the “Nasdaq listing standards”), in addition to other factors it may deem relevant.  The Board of Directors has determined that each of the following directors is independent: Donald Brinckman, Bruce Bruckmann, Carmine Falcone, Charles E. Schalliol and Robert W. Willmschen, Jr.

Board Meetings

The Board of Directors met five times during fiscal 2010.  Independent directors of the Company meet as a group in conjunction with regularly scheduled meetings of the Board of Directors.  Each director attended at least 75% of all Board and applicable committee meetings held during fiscal 2010.

The Audit Committee

The audit committee was formed in connection with our initial public offering and met five times in fiscal 2010.  The audit committee has functions that include appointing, terminating, evaluating, and setting the compensation of our independent registered public accounting firm; meeting with the independent registered pubic accounting firm to review the scope, accuracy and results of the audit; making inquiries as to the adequacy of our accounting, financial and operating controls; and reviewing all material related party transactions.  Mr. Willmschen is the Chair and Messrs. Falcone and Schalliol are the other members of the audit committee.  The Board of Directors has determined that Messrs. Willmschen, Falcone and Schalliol are independent in accordance with Nasdaq listing standards and the rules and regulations of the SEC.  In addition, the Board of Directors has also determined that Mr. Willmschen is an "audit committee financial expert" in accordance with the standards established by the SEC.  The audit committee charter is available both on our website and in print.  See "Availability of Certain Documents."

The Compensation Committee

The compensation committee met eleven times during fiscal 2010.  Mr. Schalliol is the Chair and Messrs. Falcone and Bruckmann are the other members of the compensation committee.  In October 2010, Mr. Schalliol replaced Mr. Bruckmann as the Chair of the compensation committee. All members of the compensation committee are independent in accordance with Nasdaq listing standards.

The compensation committee’s responsibilities include, among other duties, the responsibility to:

•
review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of executive officers in light of those goals and objectives, and recommend the compensation level of executive officers based on this evaluation.  The compensation and performance of the Chief Executive Officer is also then reviewed with and subject to approval by the Board;

•	administer incentive compensation plans and equity-based plans established or maintained by the Company from time to time, including the 2008 Omnibus Incentive Plan;

•	review succession plans concerning positions held by corporate officers;

•	review the employee benefits made available to executive officers; and

•	recommend to the Board the compensation for Board members.

The compensation committee charter is available both on our website or in print.  See "Availability of Certain Documents."

A description of the Company's processes and procedures for the consideration and determination of executive compensation is included in the section entitled "Executive Compensation – Compensation Discussion and Analysis" below.

The Nominating Committee

The nominating committee met one time during fiscal 2010.  Mr. Falcone is the Chair and Messrs. Bruckmann and Schalliol are the other members of the nominating committee.  During fiscal 2010, Mr. Falcone replaced Mr. Schalliol as the Chair of the nominating committee. All the members of the nominating committee are independent in accordance with Nasdaq listing standards.  The role of the nominating committee is to develop and recommend to our Board criteria for Board and committee membership, review the qualifications of candidates for director, nominate candidates for election to our Board, oversee our corporate governance policies and practices, develop and recommend to our Board corporate governance guidelines, and oversee a review of the performance of our Board and its committees at least annually.  The nominating committee charter is available both on our website and in print.  See "Availability of Certain Documents."

Annual Meeting Attendance Policy

The Company expects all Board members to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each meeting.  All of our directors attended our annual meeting of shareholders in fiscal 2010.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, no executive officer of the Company served on the Board of Directors or compensation committee of any other company with respect to which any member of the compensation committee was engaged as an executive officer.  No member of the compensation committee was an officer or employee of the Company during fiscal 2010, and no member of the compensation committee was formerly an officer of the Company.

Director Nominations

The nominating committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination.  The nominating committee considers recommendations of potential candidates from current directors, management and shareholders.  Shareholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the nominating committee to assess his or her qualifications.

For consideration at the 2012 Annual Meeting, director nominations must be delivered to the Secretary of the Company no later than the close of business on February 6, 2012, but no earlier than the close of business on January 6, 2012.

Article II, Section 9 of our bylaws sets forth the process for submitting director nominations.  Notice of nomination must include: (i) with respect to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) the name and address of the shareholder who intends to make the nomination (including the beneficial owner, if any, on whose behalf the proposal is made) as they appear on the Company’s books, (iii) the number of shares of common stock owned beneficially and of record by such shareholder submitting the nomination (include those owned by the beneficial owner, if any, on whose behalf the proposal is made) as of the date such notice is given, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; and (v) if the shareholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

Although neither the nominating committee nor the Board has a diversity policy, the Board is committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise.  The nominating committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.  Nominees for director shall be selected on the basis of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.  Board members are expected to diligently prepare for, attend, and participate in all Board and applicable committee meetings.  Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.  The Board applies these criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources.  The committee also considers whether candidates would be “independent” for purposes of the Nasdaq listing standards and SEC rules and regulations.  These general criteria are reviewed annually by the nominating committee and the Board to ensure they remain pertinent and robust.

As provided in its charter, the nominating committee follows procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board and evaluating the background and qualifications of those candidates.  Those processes can include consideration of nominees suggested by an outside search firm, incumbent Board members, and shareholders.

The Company has not received any shareholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement.

Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail to either the Board of Directors, an individual director or directors or Chair of the nominating committee with respect to the non-management directors c/o Corporate Secretary, 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123.

The Board has instructed the Corporate Secretary to review all communications so received, and to exercise his discretion not to forward to the Board correspondences that are inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints or suggestions) and personal grievances.  However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics that applies to all executive officers, directors and employees.  The Code of Business Conduct and Ethics defines each individual’s obligations when representing the Company.  The Company’s Code of Business Conduct and Ethics is available both on the Company’s website and in print.  See "Availability of Certain Documents."

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objective

The objective of our executive compensation program is to attract and retain the best suited individuals with the knowledge and capability to run our business to achieve the performance expectations set by our shareholders.  Our philosophy is to link each executive’s compensation to the success of the business, with a focus on continuous growth and development of sustainable shareholder value.  Our philosophy is also to keep the executive officer compensation program well-defined and easily understood.  Our compensation committee determines the amount of each element of compensation, as well as the overall mix of compensation elements, based on our objective of recruiting and retaining valuable employees and remaining competitive within our industry.  Our compensation committee makes compensation determinations in accordance with information that its members have gathered in their many years of industry experience.

Named Executive Officers

In this Compensation Discussion and Analysis, we discuss the compensation packages and fiscal 2010 compensation of Joseph Chalhoub, our President, Chief Executive Officer and Director, John Lucks, our Vice President of Sales and Marketing, Gregory Ray, our Chief Financial Officer, Vice President, Business Management and Secretary, and Tom Hillstrom, our Vice President of Operations.  These officers constituted all of our executive officers in fiscal 2010. Further details relating to the compensation paid to these named executive officers in fiscal 2010 and their employment arrangements with the Company can be found in the “Summary Compensation Table” and the supplemental tables that follow it.

Compensation Committee

Prior to the completion of our initial public offering in fiscal 2008, the Board of Directors played an active role in approving the compensation awarded to the named executive officers.  With the completion of our public offering, the compensation committee assumed the primary role in determining and approving compensation of our executive officers.  The compensation committee is appointed by the Board, in part, to oversee the programs under which performance is evaluated and compensation is paid or awarded to our executive officers.

The agenda for each meeting of the compensation committee is determined by its Chair. The compensation committee had eleven meetings in fiscal 2010. Mr. Chalhoub, our President and Chief Executive Officer, participated in compensation committee meetings to provide an assessment of the performance of each named executive officer and provide recommendations of compensation. Mr. Chalhoub provided specific recommendations with respect to the discretionary bonuses awarded to two named executive officers. Once the compensation committee had determined Mr. Chalhoub's compensation for fiscal 2010, Mr. Chalhoub had the opportunity to discuss his compensation with the compensation committee, but no changes to his compensation were made as a result of this discussion.

Our compensation committee annually reviews the compensation of each of our executive officers and makes recommendations to our Board of Directors for approval.  The compensation committee did not engage any consultant in determining 2010 compensation. To establish compensation for each executive officer, the members of the compensation committee used their collective knowledge and experience, together with the experience of other Board members, regarding the compensation standards in the industry in which the Company operates. The compensation committee used the compensation analysis provided by the outside compensation consultant engaged by the compensation committee in setting fiscal 2009 compensation to confirm its conclusions; however, the compensation committee did not rely on any peer benchmarks when determining fiscal 2010 compensation of the executive officers. Instead, given the operating performance of the Company in fiscal 2009 and the continued challenging economic environment, the compensation committee believed that the compensation of the executive officers for fiscal 2010 should not be significantly different from that of fiscal 2009 unless the Company exceeded certain operating targets.

In 2009, the compensation committee engaged Buck Consultants to conduct an extensive analysis of the executive compensation.  The compensation consultant compared the compensation against two peer groups.  The first group was an industry peer group representing companies in the environmental and facilities services industry.  The companies selected were of similar size and scope as us while also addressing the growth aspirations in our business plans.  The industry peer group was a small group as there are a limited number of direct competitors of similar size.  Consequently, the consultants created a second peer group.  The second peer group consisted of similar size companies with a business model of selling or renting and servicing equipment on a regular basis as well as being in the market for executives with similar talents and skills geared to high-growth companies.

The first peer group consists of the following companies:

American Ecology Corp
Casella Waste Sys Inc.
Perma-Fix Environmental Services
Waste Industries USA Inc.
Waste Services Inc.
WCA Waste Corp.

The second peer group consists of the following companies:

3D Systems Corp.	Industrial Services Amer Inc.	Standard Parking Corp.
Amtech Systems Inc.	LMI Aerospace Inc.	Symyx Technologies Inc.
Atwood Oceanics	Mitcham Industries Inc.	T-3 Energy Services, Inc.
Dril-Quip Inc.	Natural Gas Services Group	Tesco Corp.
Exterran Partners, L.P.	Omni Energy Services Corp.
Fortress International Group, Inc.	Semitool Inc.

The compensation committee did not use any benchmarks or metrics from this fiscal 2009 information with respect to these peer groups when determining the fiscal 2010 compensation of its executive officers. But the 2009 peer group information was reviewed to confirm that the compensation for the executive officers of the Company was not significantly out of line with that of these peer groups.

Components of Executive Compensation

Our executive officer compensation program has the following components:

Base Pay

Base pay is intended to provide our executives with recurring compensation that reflects our size as well as the employment market for our executive officers.  Each executive’s individual experience, responsibilities, and performance are also taken into consideration.  Base salary also takes total salary into consideration to ensure that our philosophy regarding overall compensation is maintained.  The base pay component of compensation is reviewed annually by the compensation committee.  The compensation committee is afforded broad discretion with respect to increasing the base salaries of our executives and other key management personnel, and generally bases such increases on the growth and performance of the company, individual job performance and our compensation objectives described above under “Compensation Discussion and Analysis - Executive Compensation Objective.”  Increases in base salary do not directly affect determinations regarding bonuses and other compensation, and the allocation of total compensation between base salary and other components of compensation is determined by the compensation committee in accordance with information that the members have gathered in their many years of industry experience.  In March 2010, the compensation committee concluded that the base salaries for the executive officers for fiscal 2010 should be the same as fiscal 2009. This was based in part upon the compensation committee's assessment that the Company did not achieve its operating targets under the Annual Incentive Plan and because the industries in which the Company operates were continuing to adjust to a changing economic environment.

Non-Equity Incentive Plan Compensation

In connection with our initial public offering in fiscal 2008, we adopted the Heritage-Crystal Clean, Inc. Performance-Based Annual Incentive Plan, which we refer to as the Annual Incentive Plan.  The Annual Incentive Plan is designed to provide annual cash awards that satisfy the conditions for performance-based compensation under Section 162(m) of the Internal Revenue Code.  The Annual Incentive Plan is administered by the compensation committee.  Under the Annual Incentive Plan, the compensation committee has the authority to grant annual incentive awards to our executive officers or other key employees.  Each annual incentive award will be paid out of an incentive pool established for a performance period.  Typically, the performance period will be our fiscal year.  The incentive pool will equal a percentage of our operating income for the fiscal year as determined by the compensation committee.  The compensation committee will allocate an incentive pool percentage to each designated participant for each performance period.  In no event may the incentive pool percentage for any one participant exceed 50% of the total pool for that performance period.  For purposes of the annual incentive plan, “operating income” means our operating income for a performance period as reported on our income statement computed in accordance with generally accepted accounting principles, but excludes (i) the effects of charges for restructurings, (ii) discontinued operations, (iii) extraordinary items or other unusual or non-recurring items, and (iv) the cumulative effect of tax or accounting changes.  Each participant’s incentive award is determined by the compensation committee based on the participant’s allocated portion of the incentive pool and attainment of specified performance measures subject to adjustment in the sole discretion of the compensation committee.  In no event may the portion of the incentive pool allocated to a participant who is a covered employee for purposes of Section 162(m) of the Code be increased in any way after it has been allocated, including as a result of the reduction of any other participant’s allocated portion, but such portion may be decreased by the compensation committee.

For fiscal 2010, the Annual Incentive Plan focused on the Company's achievement of operating income growth. Because of this emphasis on overall operating growth, the annual incentive compensation of each named executive officer was not measured against pre-established personal goals or individual objectives. In accordance with the Annual Incentive Plan, in fiscal 2010, the compensation committee determined a projected cash bonus pool of $0.5 million which was 10% of the Company's projected operating income for fiscal 2010 of $4.6 million.  The projected total pool was divided into a discretionary pool of $50,000 with the remaining portion allocated to the non-discretionary pool. Each participant was allocated a certain percentage of the target distribution amount of the non-discretionary pool, based upon employee reviews, years of service and job responsibilities, allowing for the calculation of individual target distribution amounts.  The $50,000 pool was established to be assigned to participants as a discretionary bonus based on the CEO's assessment of the individual's contribution with the approval of the compensation committee. Any amounts from the $50,000 discretionary pool that were not distributed to participants would be added to the non-discretionary pool. If the actual cash bonus pool was more or less than the projected cash bonus pool, due to a variance in operating income from the plan, then the individual target distribution amounts are adjusted accordingly, up or down, on a pro rata basis.

The actual cash bonus pool for fiscal 2010,was calculated by applying the same percentage used to calculate our projected cash bonus pool to our actual operating earnings for fiscal 2010. The fiscal 2010 actual cash bonus pool was $564,100 which was 10% of fiscal 2010 operating income.  In 2009, the projected cash bonus pool was $0.8 million with the actual cash bonus pool being $272,500 due to lower than expected earnings for fiscal 2009. Because the fiscal 2010 actual cash bonus pool was greater than the projected cash bonus pool, bonuses for fiscal 2010 under the Annual Incentive Plan were higher than projected and higher than fiscal 2009. The actual percentage bonus of the cash bonus pool for each named executive officers in fiscal 2010 decreased proportionally from fiscal 2009 only as a result of the addition of officers eligible to participate in the cash bonus pool. In 2010, the actual discretionary bonus pool paid to participants was $20,000 with $15,000 evenly distributed to Mr. Lucks for his efforts in ramping up the Company's used oil collection in anticipation of the start-up of the used oil re-refinery and to Mr. Ray for his efforts in securing financing for construction of the used oil re-refinery. The remaining $5,000 of the actual discretionary bonus pool was distributed to another officer of the Company. The $30,000 unallocated portion of the discretionary bonus pool was added to the non-discretionary pool and was distributed based on the plan percentages as discussed below. The following table sets forth the percentage allocation of the cash bonus pool to the named executive officers in fiscal 2009 and fiscal 2010:

	Fiscal 2009 Actual Percentage Bonus of Cash Bonus Pool	Total Annual Incentive Bonus Fiscal 2009	Fiscal 2010 Non-discretionary Percentage of Cash Bonus Pool	Fiscal 2010 Non-discretionary dollar allocation of Cash Bonus Pool	Total Actual Annual Incentive Bonus Fiscal 2010
Joseph Chalhoub	18.6%	$68,362	16.6%	$75,300	$86,700
John Lucks	10.0%	$36,754	8.9%	$40,500	$54,200	(1)
Gregory Ray	8.3%	$30,616	7.4%	$33,700	$46,400	(1)
Tom Hillstrom	5.5%	$19,493	5.0%	$22,300	$26,200

(1)
Includes the $7,500 discretionary bonus awarded by the compensation committee. This bonus was awarded to Mr. Lucks for his efforts in ramping up the Company's used oil collection in anticipation of the start-up of the used oil re-refinery and to Mr. Ray for his efforts in securing financing for construction of the used oil re-refinery.

In March 2011, the compensation committee modified the annual incentive plan by basing the cash bonus pool on pre-determined pools as opposed to a percentage of operating income. The compensation committee expects that bonuses under the 2011 annual incentive plan will be based upon net income and revenue targets with net income representing 70% of the award and revenue representing 30% of the award. This change was made due to the uncertainty regarding how the timing of the completion of the used oil re-refinery would impact operating income. The compensation committee determined that the aggregate 2011 cash bonus pool would have a threshold, target and maximum of $0; $750,000; and $1,000,000, respectively. In addition, a bonus pool of $50,000 was allocated for discretionary bonuses to officers of the Company, including named executive officers. The compensation committee allocated the following percentages of the non-discretionary bonus pool to the named executive officers: 14.5% to Joseph Chalhoub, 8.9% to John Lucks, 7.4% to Gregory Ray and 5.0% to Tom Hillstrom. The allocations for the named executive officers were similar to the percentage allocations used in fiscal 2010, with some adjustments to allow the Company to include new management employees in the cash bonus pool.

Long-Term Equity Compensation

We are committed to long-term incentive programs for our executives that promote our long-term growth and encourage employee retention and stock ownership.  Each of our executive officers has made cash investments to purchase equity in our company.  As co-owners of our business, we believe that our executive officers each has a significant financial interest in the long term success of our company.  We have encouraged employees to purchase equity interests in our company and determine the amount of long-term equity compensation to be offered to the employee based upon job responsibilities, years of service and employee reviews.  We believe that our executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and talented executives.

We believe that our long-term equity compensation program achieves the goal of aligning the executives’ compensation with our long-term growth, and thus aligns the executives’ interests with our stockholders’ interests.  We adopted the 2008 Omnibus Incentive Plan (the “Omnibus Plan”) in connection with our initial public offering in fiscal 2008.  The Omnibus Plan permits the issuance of long-term incentive awards to our employees and non-employee directors and employees of our subsidiaries to promote the interests of our company and our stockholders.  It is designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of our company.  The Omnibus Plan is administered by our compensation committee.  The aggregate number of shares of our common stock that may be issued under the Omnibus Plan will not exceed 1,902,077 (subject to the adjustment in the event of a stock split, stock dividend, recapitalization, reorganization or similar transaction).  No participant may receive in any calendar year awards relating to more than 500,000 shares of our common stock.  Awards may consist of stock options (incentive stock options or nonqualified stock options), stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, deferred stock units, or DSUs, performance shares, performance cash awards, and other stock or cash awards.  The exercise price of any stock option must be equal to or greater than the fair market value of the shares on the date of the grant, unless it is a substitute or assumed stock option, restricted stock, restricted stock unit or deferred stock unit, performance share, performance cash award, stock award, or other stock or cash award.  The term of any award made under this plan cannot be longer than ten years.

We intend to make annual grants of equity to our executive officers under our Omnibus Plan.  We do not have any formal policy with respect to allocations between stock options and restricted stock awards.  Together with the compensation committee, we believe that stock options and restricted stock awards align employees’ interests with stockholders.  Although the Company awarded stock options in fiscal 2009, the compensation committee decided to use restricted stock awards in place of stock options in the long term equity compensation component provided to executive officers for services rendered in fiscal 2010 (the “2010 LTIP”). These restricted stock awards were based upon fiscal 2010 performance of the Company and were granted in March 2011. Under the 2010 LTIP, up to 1% of the Company's fully-diluted outstanding common stock was awarded based upon the achievement of certain financial measures in fiscal 2010. The long term incentive awards were based upon the Company's budget. The overall targets were based upon net income and sales of the Company with net income performance weighted 30% and sales performance weighted 70% of the overall award. The award percentages were 0% at achieving the threshold, 70% at achieving the target and 100% at achieving the maximum.

	Threshold	Target	Maximum
Net Income	$1.8 million	$2.1 million	$2.4 million
Sales	$98.4 million (which was fiscal 2009 revenue)	$108.8 million (which was the 2010 sales budget)	$109.8 million

In fiscal 2010, sales were $112.1 million and net income was $3.3 million and the maximum restricted stock awards available for issuance under the 2010 LTIP were granted. Although the awards were granted in March 2011, communication of the terms of the award to the named executive officers and the service inception date with respect to the awards occurred in fiscal 2010. The allocation of the restricted stock pool was among all plan participants including the named executive officers. The equity award levels were determined based upon recommendations of the Chief Executive Officer based upon his experience in the industry and his review of the average equity amounts granted by companies contained in the peer groups included in the 2009 consultant report discussed above; however, no official benchmarks from these peer groups were used. The compensation committee also intended for the fiscal 2010 allocation to be in line with the allocation of option awards made with respect to fiscal 2009 compensation, except with respect to Mr. Ray, whose allocation increased because of increased levels of responsibility. The following table sets forth the percentage of the 2010 LTIP equity pool that was designated to the named executive officers:

	Percentage of Restricted Stock Pool	Number of shares of Restricted Stock Awarded(1)
		Threshold	Target	Maximum
Joseph Chalhoub	22.58%	—	16,909	24,156
John Lucks	10.35%	—	7,750	11,072
Gregory Ray	10.35%	—	7,750	11,072
Tom Hillstrom (2)	3.29%	—	2,466	3,523

(1)	These shares vest in equal amounts over three years starting on January 1, 2012.
(2)	Does not include the restricted stock which Mr. Hillstrom may receive as part of the used oil re-refinery LTIP discussed below.

In addition to the 2010 LTIP pool set forth above, the compensation committee determined a long term equity incentive program should be adopted as incentive for the officers significantly involved in the used oil re-refinery project, which included Tom Hillstrom. The aggregate targeted award for this program is $280,000, half of which would be delivered in the form of restricted stock upon achievement of certain milestones in connection with the construction of the used oil re-refinery and half of which would be delivered in cash with respect to the completion of the used oil re-refinery. The aggregate target award for Mr. Hillstrom is $80,000 and is based upon a recommendation of the Chief Executive Officer as approved by the compensation committee. The award is expected to be based upon the satisfaction of the following targeted performance metrics, each weighted equally: (i) safety in construction, as determined by reported incident rate, (ii) the ability to stay within operating cost budgets, (iii) schedule of manpower for used oil re-refinery, and (iv) the plant performance of the used oil re-refinery based upon test runs. The maximum amount of the award is 120% of target for the safety metric and 110% of target with respect to each of the remaining three metrics: cost, schedule and performance. Although these targets have been communicated to the officers in this equity compensation pool, the compensation committee retained the right to forgo any or all of the targeted awards.

Other Compensation

Our Non-Qualified Deferred Compensation Plan

In connection with our initial public offering in fiscal 2008, we adopted the Heritage-Crystal Clean, Inc. Non-Qualified Deferred Compensation Plan, which is designed to provide a select group of highly compensated employees, and non-employee directors, the benefits of a non-qualified, unfunded plan of deferred compensation subject to Section 201(2) of ERISA and the provisions of Section 409A of the Internal Revenue Code.  Under the plan, all non-employee directors will be permitted to make an irrevocable election to defer the receipt of all or a portion (not less than 25%) of their annual retainer and/or meeting fees into a nonqualified, unfunded deferred compensation plan.  In addition, select employees will be entitled to make an irrevocable election to defer receipt of up to 75% of base salary and up to 100% of any bonus.  We may make discretionary contributions to participants’ deferred accounts.  The plan administrator shall select one or more investment funds that will be used to credit participants’ deferral accounts with income and gains, and charge deferral accounts with losses, expenses, and distributions.  Distribution of funds from deferral accounts to participants shall be made according to distribution dates specified by the participant.  Payment of the vested portion of a participant’s deferral account shall be made in cash in the form of a single lump sum or a series of annual installments over a period not exceeding ten years.  None of our executive officers are currently participating in the deferred compensation plan.

Employment Agreements and Severance Benefits

We have entered into employment agreements with each of Messrs. Chalhoub, Lucks, Ray and Hillstrom.  The employment agreements with Messrs. Chalhoub, Lucks and Ray provide for severance payments and continuation of benefits upon termination of employment.  Mr. Hillstrom’s employment agreement does not entitle him to any cash severance or continuation of benefits.  See “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

Internal Revenue Code Section 162(m)

Favorable accounting and tax treatment of the various elements of our compensation program is an important consideration in their design, but it is not the sole consideration.  Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the named executive officers to $1,000,000 annually, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m).  To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.  In this regard, we believe that Section 162(m) will not prevent us from receiving a tax deduction in fiscal 2010 for the compensation paid to our named executive officers because compensation amounts awarded were less than the $1,000,000 limit.  In addition, at the Annual Meeting, the Company is proposing that the stockholders approve the Omnibus Plan so that benefits awarded under the Omnibus Plan qualify as performance based compensation for purposes of Section 162(m). While we consider the potential impact of Section 162(m) on our compensation decisions, we may approve compensation for an executive officer that does not meet the deductibility requirements of Section 162(m) in the future in order to maintain competitive compensation packages and attract talented leaders.

In fiscal 2006, we began expensing equity awards in accordance with FASB ASC Topic 718.  Like many of the companies within our peer group, we have taken measures to ensure that our equity granting practice remains competitive.

Board Leadership Structure and Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.  We also believe that separation of the positions reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its shareholders.  We do not have a lead independent director.

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies.  The Company’s compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The audit committee oversees management of financial risks.  The nominating committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed of such risks through committee reports at the Board of Directors meeting following a given committee meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition to the Company’s formal compliance program, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.  The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company.  As a result, the Board of Directors (and its committees) periodically asks the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability. The Company has reviewed its compensation policies and practices for its employees and does not believe such policies and practices are reasonably likely to have a material adverse effect on the Company.

Advisory Votes on Executive Compensation

At the Annual Meeting, shareholders are being asked for the first time to consider a resolution to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, will not be binding on the Board. However, the Board will review and thoughtfully consider the voting results when determining compensation policies and making future decisions concerning the compensation of our named executive officers. Any impact from the 2011 voting results will be disclosed in the proxy statement to be filed in connection with the 2012 annual meeting of shareholders.

Shareholders are also being asked for the first time to consider a resolution to determine how frequently “say-on-pay” advisory votes should be held. Shareholders will be able to cast their votes on whether to hold “say-on-pay” advisory votes every one, two or three years. Shareholders may also abstain from casting a vote. While the Board of Directors is recommending that shareholders vote every one year with respect to this non-binding frequency of “say-on-pay” advisory vote, the Board will thoughtfully consider the outcome of the frequency vote when making future decisions concerning the frequency of “say-on-pay” advisory votes. If shareholders follow the Board's recommendation, the next “say-on-pay” advisory vote will be held at the 2012 annual meeting of shareholders.

Compensation Committee Report

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management.  Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

Respectfully submitted,

Charles E. Schalliol, Chair
Carmine Falcone, member
Bruce Bruckmann, member

The Compensation Committee Report and related disclosure shall be deemed incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended January 1, 2011, but shall not be otherwise incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

NAMED EXECUTIVE OFFICER COMPENSATION

Executive Compensation Tables

The following table sets forth the aggregate amounts of compensation paid by us during the fiscal years ended January 1, 2011, January 2, 2010 and January 3, 2009, respectively, for services rendered in all capacities by our Chief Executive Officer, Chief Financial Officer and our other named executive officers who were employed by us as of the last day of our three most recently completed fiscal years (i.e.: January 1, 2011, January 2, 2010 and January 3, 2009 respectively).

Summary Compensation Table

Name and Principal		Salary	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Position	Year	($)	($)(2)		($)(3)	($)(1)	($)(4)	Total ($)
Joseph Chalhoub,	2010	$355,000	$286,249		—	$86,700	$10,112	$738,061
President, and Chief Executive Officer	2009	$355,000	$—		$148,224	$68,362	$9,536	$581,122
	2008	$284,750	$—		$1,655,901	$110,860	$11,008	$2,062,519

John Lucks,	2010	$221,200	$131,203		—	$54,200	$9,181	$415,784
Vice President of Sales and Marketing	2009	$221,200	$—		$46,721	$36,754	$1,230	$305,905
	2008	$214,750	$172,500		$496,330	$61,600	$11,008	$956,188

Gregory Ray,	2010	$195,500	$131,203		—	$46,400	$9,369	$382,472
Chief Financial Officer, Vice President Business Management and Secretary	2009	$195,500	$—		$38,332	$30,616	$10,136	$274,584
	2008	$189,750	$—		$496,330	$54,978	$11,008	$752,066

Tom Hillstrom,	2010	$170,000	$41,748	(5)	—	$26,200	$7,904	$245,852
Vice President of Operations	2009	$170,000	$—		$29,526	$19,493	$8,624	$227,643
	2008	$152,000	$103,500		$21,961	$39,620	$8,942	$326,023
 ____________

(1)
The non-equity incentive plan compensation earned in fiscal 2010, 2009 and 2008 was paid in March 2011, 2010 and 2009, respectively.  See “— Compensation Discussion and Analysis — Components of Executive Compensation — Cash Bonus” for more information.

(2)
Amounts for fiscal 2008 reflect restricted stock granted under the Key Employee Membership Interest Trust that vested upon the completion of our initial public offering (“IPO”) in March 2008.  The values listed are based on the amounts recognized for financial reporting purposes in accordance with FASB ASC Topic 718 as discussed in footnote 16 to the Company's Annual Report on Form 10-K for fiscal 2010. Amounts for fiscal 2010 reflect restricted stock awards granted in March 2011 based on the Company's fiscal 2010 performance. See "— Compensation Discussion and Analysis— Long-Term Equity Compensation" for more information regarding these stock awards.

(3)	No options were granted in fiscal 2010. For information regarding option awards that were granted in previous years, see the table “Outstanding Equity Awards at 2010 Fiscal Year End” set forth below.

(4)	The compensation represented by the amounts set forth in the “All Other Compensation” column for the named executive officers are detailed in the following table:

Name	Year	Car Allowance	Company 401(k) Match (1)	Long-term Disability Insurance Premium Payment	Total
Joseph Chalhoub	2010	—	$9,800	$312	$10,112
	2009	$1,500	$9,200	$336	$11,036
	2008	$9,750	$9,200	$308	$19,258

John Lucks	2010	—	$8,869	$312	$9,181
	2009	$1,500	$894	$336	$2,730
	2008	$9,750	$9,200	$308	$19,258

Gregory Ray	2010	—	$9,057	$312	$9,369
	2009	$—	$9,800	$336	$10,136
	2008	$1,500	$9,200	$308	$11,008

Tom Hillstrom	2010	—	$7,592	$312	$7,904
	2009	—	$8,288	$336	$8,624
	2008	—	$8,634	$308	$8,942

(1)
Since Mr. Chalhoub is a citizen of Canada, the Compensation Committee makes his Company match payment into a registered retirement savings plan (RRSP) as a substitute for the contribution due him under the Company's 401(k) benefit plan.

(5)
Does not include the potential value of the restricted stock award which may be granted to Mr. Hillstrom in connection with the construction of the used oil re-refinery. See "- Compensation Discussion and Analysis- Long-Term Equity Compensation" for more information regarding this stock award.

Grants of Plan-Based Awards in Fiscal 2010

The table below sets forth specific information with respect to each grant of an award made under any of our plans to our named executive officers during fiscal year 2010.

Name	Type of Award	Grant Date	Estimated Payouts Under Non-Equity Incentive Plan Awards(1)	Number of Shares of Restricted Stock Awarded			Grant Date Fair Value of Award (4)
				Threshold	Target	Maximum
Joseph Chalhoub	Restricted Stock (2)	3/4/2011		—	16,909	24,156	$286,249
	Non-equity incentive bonus	3/3/2011	$75,300
John Lucks	Restricted Stock (2)	3/4/2011		—	7,750	11,072	$131,203
	Non-equity incentive bonus	3/3/2011	$40,500
Gregory Ray	Restricted Stock (2)	3/4/2011		—	7,750	11,072	$131,203
	Non-equity incentive bonus	3/3/2011	$33,700
Tom Hillstrom	Restricted Stock (2)	3/4/2011		—	2,466	3,523	$41,748
	Restricted Stock (3)			—	(3)	(3)	$40,000
	Non-equity incentive bonus	3/3/2011	$22,300
___________

(1)
Reflects the targeted amounts of non-equity incentive plan awards under the 2010 Management Incentive Plan. The actual non-equity inventive plan awards were paid in March 2011, and exceeded the targeted amounts as set forth in the “Non-equity Inventive Plan Compensation” column, in the Summary Compensation Table above.  There were no threshold or maximum amounts for these awards.

(2)
These awards were granted in 2011 but were based on service performed in fiscal 2010 and each named executive officer received the maximum amount available under these awards. For a discussion of these awards see "—Compensation Discussion and Analysis- Long-Term Equity Compensation." These shares vest in equal amounts over three years starting on January 1, 2012.

(3)
Reflects a restricted stock award which may be granted based upon the satisfaction of certain performance metrics related to the construction of the used oil re-refinery, such performance metrics to be based upon the achievement of certain milestones and the construction and completion of the used oil re-refinery. This award has not been granted, but communication of the terms of the award and the service inception date occurred in fiscal 2010. The target amount of restricted stock to be issued is expected to have a value of $40,000 at the time of issuance. The maximum amount of restricted stock award that could be issued is expected to have a value of $45,000 at the time of issuance. For a discussion of this award, see "Compensation Discussion and Analysis- Long-Term Equity Compensation."

(4)
Reflects the grant date fair value of the award in accordance with FAS 123R. The grant date value of the award to Mr. Hillstrom with respect to the construction of the used oil re-refinery is based upon the probable outcome of the performance conditions to the award.

Outstanding Equity Awards at 2010 Fiscal Year End

The table below includes certain information with respect to stock options previously awarded to our named executive officers that were outstanding as of January 1, 2011. No restricted stock awards were outstanding in fiscal 2010.

		Number of Securities Underlying Unexercised Options (#)
Name	Option Grant	Exercisable	Unexercisable(1)	Option Exercise Price	Option Expiration Date
Joseph Chalhoub	March 2008	424,590	—	$11.50	3/17/2018
	March 2009	22,874	22,874	$7.33	3/25/2019
John Lucks	March 2008	127,264	—	$11.50	3/17/2018
	March 2009	7,210	7,210	$7.33	3/25/2019
Gregory Ray	March 2008	127,264	—	$11.50	3/17/2018
	March 2009	5,916	5,916	$7.33	3/25/2019
Tom Hillstrom	March 2008	5,631	—	$11.50	3/17/2018
	March 2009	4,557	4,557	$7.33	3/25/2019

(1)				These options gradually vest one-fourth each year, starting with the first anniversary from the grant date of March 25, 2009.

Option Exercises and Stock Vested in Fiscal 2010

No stock options were exercised and no restricted stock awards vested in fiscal 2010.

Employment Agreements and Potential Payments upon Termination or Change-In-Control

Agreements with Mr. Chalhoub

We have entered into an employment agreement with Joseph Chalhoub, our President, Chief Executive Officer and Director.  The agreement automatically renews for successive one year renewal terms every year, until either party delivers notice of termination at least 30 days prior to the first day of the applicable renewal term.  Under the agreement, Mr. Chalhoub is entitled to a minimum annual base salary of $355,000, plus benefits and reimbursement of reasonable business expenses.  Mr. Chalhoub’s employment agreement, by its terms, is deemed to be automatically amended upon each base salary increase approved by the Board of Directors.  Mr. Chalhoub is also entitled to an annual bonus payable out of a cash bonus pool for Mr. Chalhoub and other key management personnel equal to ten percent of our operating income, as determined by our Board of Directors in their sole discretion at the end of each calendar year.  In the event that we terminate Mr. Chalhoub’s employment without cause, we are required to provide 90 days’ notice and pay Mr. Chalhoub severance in an amount equal to one times his base salary plus any bonus that he received in the most recently completed fiscal year, as well as full reimbursement for the cost of maintaining COBRA continuation coverage or its equivalent for the greater of one year or until Mr. Chalhoub is fully covered by a subsequent employer health care plan.  Under the agreement, we may terminate Mr. Chalhoub upon 30 days’ notice for cause which is defined to include the continued willful or grossly negligent failure to perform duties; breach of the non-competition and non-disclosure agreement; commission of fraud; non-adherence to our drug and substance abuse policies; and the conviction of certain categories of felony offenses.  In the event that Mr. Chalhoub resigns for good reason or within one year of a change in control, Mr. Chalhoub is entitled to receive the same severance that he would be entitled to if he were to have been terminated by the Company without cause.  Under Mr. Chalhoub’s employment agreement, good reason is defined to include diminished status or responsibilities.  Mr. Chalhoub has agreed not to compete with us in various markets for one year after he is no longer our employee.

Agreements with Mr. Lucks

We have entered into an employment agreement with John Lucks, our Vice President of Sales and Marketing.  The agreement automatically renews for successive one year renewal terms every year, until either party delivers notice of termination at least 30 days prior to the first day of the applicable renewal term.  Under the agreement, Mr. Lucks is entitled to a minimum annual base salary of $221,200, plus benefits and reimbursement of reasonable business expenses.  Mr. Luck’s employment agreement, by its terms, is deemed to be automatically amended upon each base salary increase approved by the Board of Directors.  Mr. Lucks is also entitled to an annual bonus payable out of a cash bonus pool for Mr. Lucks and other key management personnel equal to ten percent of our operating income, as determined by our Board of Directors in their sole discretion at the end of each calendar year.  In the event that we terminate Mr. Lucks’s employment without cause, we are required to provide 90 days’ notice and pay Mr. Lucks severance in an amount equal to two times his base salary plus any bonus that he received in the most recently completed fiscal year, as well as full reimbursement for the cost of maintaining COBRA continuation coverage or its equivalent for the greater of one year or until Mr. Lucks is fully covered by a subsequent employer health care plan.  Under the agreement, we may terminate Mr. Lucks upon 30 days’ notice for cause which is defined to include the continued willful or grossly negligent failure to perform duties; breach of the non-competition and non-disclosure agreement; commission of fraud; non-adherence to our drug and substance abuse policies; and the conviction of certain categories of felony offenses.  In the event that Mr. Lucks resigns for good reason or within one year of a change in control, Mr. Lucks is entitled to receive the same severance that he would be entitled to if he were to have been terminated by the Company without cause.  Under Mr. Lucks’s employment agreement, good reason is defined to include diminished status or responsibilities.  Mr. Lucks has agreed not to compete with us in various markets for two years after he is no longer our employee.

Agreements with Mr. Ray

We have entered into an employment agreement with Gregory Ray, our Chief Financial Officer, Vice President, Business Management and Secretary.  The agreement automatically renews for successive one year renewal terms every year, until either party delivers notice of termination at least 30 days prior to the first day of the applicable renewal term.  Under the agreement, Mr. Ray is entitled to a minimum annual base salary of $195,500, plus benefits and reimbursement of reasonable business expenses.  Mr. Ray’s employment agreement, by its terms, is deemed to be automatically amended upon each base salary increase approved by the Board of Directors.  Mr. Ray is also entitled to an annual bonus payable out of a cash bonus pool for Mr. Ray and other key management personnel equal to ten percent of our operating income, as determined by our Board of Directors in their sole discretion at the end of each calendar year.  In the event that we terminate Mr. Ray’s employment without cause, we are required to provide 90 days’ notice and pay Mr. Ray severance in an amount equal to two times his base salary plus any bonus that he received in the most recently completed fiscal year, as well as full reimbursement for the cost of maintaining COBRA continuation coverage or its equivalent for the greater of one year or until Mr. Ray is fully covered by a subsequent employer health care plan.  Under the agreement, we may terminate Mr. Ray upon 30 days’ notice for cause which is defined to include the continued willful or grossly negligent failure to perform duties; breach of the non-competition and non-disclosure agreement;

commission of fraud; non-adherence to our drug and substance abuse policies; and the conviction of certain categories of felony offenses.  In the event that Mr. Ray resigns for good reason or within one year of a change in control, Mr. Ray is entitled to receive the same severance that he would be entitled to if he were to have been terminated by the Company without cause.  Under Mr. Ray’s employment agreement, good reason is defined to include diminished status or responsibilities or if Mr. Ray is no longer directly reporting to Mr. Chalhoub.  Mr. Ray has agreed not to compete with us in various markets for two years after he is no longer our employee.

Agreements with Mr. Hillstrom

We have entered into an employment agreement with Mr. Hillstrom, under which Mr. Hillstrom serves as our Vice President of Operations.  Mr. Hillstrom is not entitled to any cash severance or continuation of benefits.  Mr. Hillstrom’s employment agreement does not set a minimum base salary.  Mr. Hillstrom is entitled to an annual bonus payable out of a cash bonus pool for Mr. Hillstrom and other key management personnel equal to ten percent of our operating income, as determined by our Board of Directors in their sole discretion at the end of each calendar year.  Mr. Hillstrom has agreed not to compete with us in various markets for one year after he is no longer our employee.

Potential Payments Upon Termination

The tables below reflect the amount of compensation to each of the named executive officers in the event of termination of his employment arrangement with the Company.  The amount of compensation payable to each named executive officer upon termination by the Company without cause, resignation by the executive for good reason, resignation by the executive without good reason, termination by the Company for cause or termination by the Company in the event of disability or death of the person is shown below.  The amounts shown assume that such termination was effective as of January 1, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid upon termination.  The actual amounts to be paid out can only be determined at the time of termination.  The payments set forth below are in partial consideration of the non-competition provisions described in the above summaries of the employment agreements for each named executive officer. Payments due upon a change in control are discussed above under “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

Name	Base Salary		Non-Equity Incentive Plan(1)		Benefit Continuation(2)	Total
Joseph Chalhoub
without cause	$355,000		$86,700		$12,600	$454,300
for good reason	$355,000		$86,700		$12,600	$454,300
without good reason	$29,583	(3)	—		—	$29,583
for cause	$29,583	(3)	—		—	$29,583
disability	$355,000		$86,700	(5)	$12,600	$454,300
death	—		$86,700	(6)	—	$86,700
John Lucks
without cause	$442,400	(4)	$54,200		$12,600	$509,200
for good reason	$442,400	(4)	$54,200		$12,600	$509,200
without good reason	$18,433	(3)	—		—	$18,433
for cause	$18,443	(3)	—		—	$18,443
disability	$221,200		$54,200	(5)	$12,600	$288,000
death	—		$54,200	(6)	—	$54,200
Gregory Ray
without cause	$391,000	(4)	$46,400		$12,600	$450,000
for good reason	$391,000	(4)	$46,400		$12,600	$450,000
without good reason	$16,292	(3)	—		—	$16,292
for cause	$16,292	(3)	—		—	$16,292
disability	$195,500		$46,400	(5)	$12,600	$254,500
death	—		$46,400	(6)	—	$46,400
Tom Hillstrom(7)	—		—		—	—
 ___________

(1)	Calculated based on the bonus paid in fiscal 2011 but earned in fiscal 2010.

(2)	Entitled to the greater of one year of COBRA reimbursement or until fully covered by a subsequent employer’s health care plan.

(3)	Entitled to base salary through notice period which is a minimum of 30 days.

(4)
Upon termination without cause by the Company or termination for good reason by Messrs. Lucks or Ray, Messrs. Lucks and Ray are entitled to two times their base salary of $221,200 and $195,500, respectively, plus the other amounts listed in the table above.

(5)	Entitled to full amount of bonus for the year in which the disability occurs.

(6)	Entitled to ratable portion of bonus to date of death.

(7)	Mr. Hillstrom is not entitled to any cash severance or continuation benefits.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are employees receive no additional compensation for serving on the Board.  Our non-employee directors receive annual cash compensation of $25,000 and restricted stock awards having a value of $25,000 on the date of grant.  The Chair of the audit committee receives an additional $7,500 annual cash retainer and the Chairs of the compensation and nominating committees each receive an additional $5,000 cash retainer.  The restricted stock awarded to directors vests one year after the date of grant.  We also reimburse the directors for reasonable expenses that they incur in attending Board or committee meetings and have entered into indemnification agreements with each of our directors.

In fiscal 2010, we provided the following compensation to non-employee directors.  Mr. Chalhoub is a director, but receives no director-related compensation since he is an employee.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Donald Brinckman	$25,000	$25,000	$50,000
Bruce Bruckmann	$28,750	$25,000	$53,750
Carmine Falcone	$26,250	$25,000	$51,250
Fred Fehsenfeld Jr.	$25,000	$25,000	$50,000
Charles E. Schalliol	$30,000	$25,000	$55,000
Robert W. Willmschen Jr.	$32,500	$25,000	$57,500
____________

(1)
Reflects the aggregate grant date fair market value during the year in accordance with FASB ASC Topic 718.  In fiscal 2010, a total of 15,492 shares of the Company's common stock was issued pursuant to restricted stock awards for Board services (2,582 shares per non-employee director).  On the grant date, the fair value of these awards was $9.68 per share.

RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Party Transactions

In March 2009, our Board of Directors adopted written related party transaction policies and procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification by the audit committee in accordance with the procedures set forth therein.  The audit committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction.  If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the audit committee determines it to be appropriate, ratified at that committee’s next scheduled meeting.  In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances.  Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The audit committee has pre-approved or ratified the following categories of interested transactions:

•	Any employment by the Company of an executive officer of the Company if:

•	The related compensation is required to be reported in the Company’s Proxy Statement under the SEC’s compensation disclosure requirements, or

•
The executive officer is not an immediate family of another executive officer or director of the Company, the related compensation would be reported in the Company’s Proxy Statement under the SEC’s compensation disclosure requirements if the executive officer was a named executive officer and the compensation committee approved (or recommended that the Board approve) such compensation;

•	Any compensation paid to a director if the compensation is required to be reported in the Company’s Proxy Statement under the SEC’s compensation disclosure requirements;

•
Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;

•
Any charitable contribution by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts;

•	Any transaction where the related person’s interest arises solely from the ownership of the Company common stock and all holders of common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture or similar services.

In addition, the Board has delegated to the Chair of the audit committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	The Company is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

A “related party” covered by the policy is any:

•
Person who was or is (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K or Proxy Statement) an executive officer, director or nominee for election as a director;

•	Greater than 5% beneficial owner of common stock; or

•
Immediate family member of the foregoing, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters- in law and anyone residing in such person’s home (other than tenants or employees).

Transactions with Related Persons

The following transactions involved an aggregate amount exceeding $120,000 in value and were reviewed and approved by our audit committee under the Related Party Transaction Policies and Procedures.

Relationship with The Heritage Group

Our operating subsidiary, Heritage-Crystal Clean, LLC, was spun out of Heritage Environmental Services, an affiliate of our largest stockholder, The Heritage Group (“Heritage”), in 1999.  Since 1999, we have had many transactions with affiliates of Heritage.  In fiscal 2010, we generated sales of $293,018 from product sales and services to Heritage Environmental Services and incurred expenses of $888,918 from waste transportation and disposal services, rent for facility use, and various advisory and administrative services performed by Heritage Environmental Services.  In addition, in fiscal 2010, we generated sales of $787,200 and incurred expenses of $1,949,804 with other affiliates of Heritage.  We believe that the aggregate price we pay and price we charge Heritage for services and revenue is approximately what we would pay and receive for such services from third parties in arms-length transactions.

Employee Benefit Plan

The employees of our operating subsidiary Heritage-Crystal Clean, LLC participate in a defined contribution 401(k) benefit plan sponsored by an affiliate of Heritage.  Participants in this plan are allowed to contribute 1% to 70% of their pre-tax earnings up to relevant IRS limitations to the plan.  The Company matches 100% of the first 3% contributed by the participant and 50% of the next 2% contributed by the participant for a maximum contribution of 4% per participant.  The matching expense for this plan was $629,220 in fiscal 2010.

Workers’ Compensation

We participate in a workers’ compensation group insurance program with affiliates of Heritage.  In connection with our insurance program for workers’ compensation, we contribute payments to an affiliate of Heritage.  Payments under the group insurance program for workers’ compensation totaled $441,187 in fiscal 2010, $615,567 in fiscal 2009 and $293,668 in fiscal 2008.

Employment of Frank S. Fehsenfeld

Frank S. Fehsenfeld, the brother of Fred Fehsenfeld, Jr., a director, is employed by us as a Director of Sales - Solvents and in such capacity earned approximately $130,000 in fiscal 2010 (including base salary and bonus).

Heritage Participation Rights

Simultaneous with the completion of the initial public offering in fiscal 2008, we entered into a Participation Rights Agreement with Heritage, pursuant to which Heritage received the option to participate, pro rata based on its percentage ownership interest in our common stock, in any future equity offerings for cash consideration, including (i) contracts with parties for equity financing (including any debt financing with an equity component) and (ii) issuances of equity securities or securities convertible, exchangeable or exercisable into or for equity securities (including debt securities with an equity component). If Heritage exercises its rights with respect to all future offerings, it will be able to maintain its percentage ownership interest in our common stock.  The Participation Rights Agreement does not have an expiration date.  Heritage will not be required to participate or exercise its right of participation with respect to any future offerings.  Heritage’s right to participate will not apply to certain future offerings of securities that are not conducted to raise or obtain equity capital or cash such as stock issued as consideration in a merger or consolidation, in connection with strategic partnerships or joint ventures, or for the acquisition of a business, product, license or other assets by us.

Heritage exercised its participation rights agreement with respect to the Company's public offering in June 2010 and acquired 1,082,259 additional shares to retain its 31.4% ownership interest in the Company's common stock as of the offering's completion. In addition, in connection with June 2010 public offering, at the direction of the Company, the underwriters of the offering reserved shares for sale to Fred Fehsenfeld, and as a result, certain family trusts related to Mr. Fehsenfeld purchased 324,255 shares of common stock in the June 2010 public offering.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2010 and the reports of Grant Thornton LLP, our independent registered public accounting firm, on those financial statements with management and Grant Thornton LLP, including a review and discussion of the quality, not just the acceptability, of our accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in our financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has reviewed and discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 114, "The Auditors Communication with those charged with Governance" as amended. In addition, the audit committee has discussed with Grant Thornton LLP their independence from management and us, and has received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has considered whether the services rendered by Grant Thornton LLP or its affiliates with respect to tax and non-audit services are compatible with maintaining their independence.

The audit committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

The audit committee discussed with our independent registered public accounting firm the overall scope and plans for its audit.  The audit committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, including internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting in the Annual Report on Form 10-K for the year ended January 1, 2011 for filing with the SEC.  The audit committee has also approved the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year 2011.

Respectfully Submitted By:

The Audit Committee

Robert W. Willmschen, Jr., Chair
Carmine Falcone, member
Charles E. Schalliol, member

Fees Paid to Independent Registered Public Accounting Firm

Set forth below is a summary of fees for professional services by Grant Thornton LLP and KPMG LLP in fiscal 2010 and fiscal 2009. KPMG LLP served as our independent registered public accounting firm until 2008 when it was replaced with Grant Thornton LLP.

Grant Thornton LLP

	2010	2009
Audit Fees	$337,037	$283,806
Tax Fees	$91,479	$107,930
All Other Fees	$11,260	$29,600
Total	$439,776	$421,336

KPMG LLP

	2010	2009
Audit Fees	$65,000	$10,000
Tax Fees	—	—
All Other Fees	—	—
Total	$65,000	$10,000

Audit Fees.  Audit fees primarily consist of professional services rendered for the audit of our annual financial statements and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include professional services rendered in connection with periodic reports and registration statements we filed with the SEC (for example, the registration statement filed in connection with our public offering in June 2010).

Tax Fees.  Tax fees consist of fees billed for professional services rendered for tax compliance and tax planning and consulting.

All Other Fees.  All other fees consist of review of the Company's employee benefit plan and the tax implications of our land and property purchase in Indianapolis, Indiana in fiscal 2009.

Approval of Services Provided by Independent Registered Public Accounting Firm

The audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The audit committee has adopted a policy requiring the pre-approval of any audit services and non-audit services performed by the Company’s independent registered public accounting firm to ensure that such services do not impair the firm’s independence.  This policy requires that, unless a proposed service has received general pre-approval by the audit committee, it will require specific pre-approval if it is to be performed by the Company’s independent registered public accounting firm.  The audit committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the audit committee.  The audit committee must be informed about each such service that is actually provided.  In cases where a service is not covered by one of those approvals, the service must be specifically pre-approved by the audit committee no earlier than one year prior to the commencement of the service.  In addition, the audit committee has delegated to the Chair of the audit committee the authority to grant the approvals required by this policy for services that are estimated to cost no more than the greater of $20,000 or 10% of the fees paid to the auditor for the fiscal year preceding the year that the services are to be provided.  All requests or applications for services to be provided by the independent auditor must be submitted to our chief financial officer, who determines whether such services are included within the list of services that have received general pre-approval or whether they require specific pre-approval by the audit committee.

The audit committee has considered whether the nature of the services provided by Grant Thornton LLP for tax and non-audit services are compatible with maintaining the nature of the firm’s independence and has determined that such services are compatible with the provision of independent audit services.  All of the services performed by Grant Thornton LLP in fiscal year 2010 were pre-approved in accordance with the policy adopted by the audit committee as described above.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal 2011. The Board and the audit committee recommend that shareholders ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2011.  Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment.  If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment.  Representatives of Grant Thornton will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the ratification of the appointment of Grant Thornton.  The ratification of the appointment will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

The Board recommends a vote FOR approval of the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year 2011.

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PROPOSAL 3:
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Company is requesting shareholder approval, on an advisory basis, of the compensation of the Company's named executive officers for fiscal 2010 as listed in the Summary Compensation Table (appearing on page 20 of this Proxy Statement). The Board and the compensation committee have developed and administer an executive compensation program that is described more fully under the “Compensation Discussion and Analysis” section of this Proxy Statement, including the related compensation tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to the Company's executive compensation program and the compensation paid to the named executive officers for fiscal 2010.
As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of the Company's executive compensation program is to link each executive's compensation to the success of the business, with a focus on continuous growth and development of sustainable shareholder value. Our philosophy is also to keep the executive officer compensation program well-defined and easily understood. The advisory vote will serve as an additional tool to guide the Board and the compensation committee in aligning the executive compensation program with the interests of the Company and its shareholders and is consistent with the Board's commitment to the observance of high standards of corporate governance. The Company is accordingly requesting the vote of the shareholders on the following resolution:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decision by the Board; nor will it create or imply any additional fiduciary duty on the part of the Board. The Board and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the advisory vote when considering future compensation arrangements for the named executive officers.
The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the named executive officers for fiscal 2010 as disclosed in this Proxy Statement.
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PROPOSAL 4:
ADVISORY VOTE ON FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Company is requesting shareholder approval, on an advisory basis, as to whether the Company should conduct a shareholder advisory vote on executive compensation at the annual meeting of shareholders to be held every year, every second year or every third year. Shareholders may vote on the frequency with which the Company should conduct an advisory vote on executive compensation by selecting the vote to be held every year, every second year, every third year or by abstaining from voting on this proposal.
After careful consideration, our Board has determined that an advisory vote on named executive officer compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation.
In determining its recommendation, our Board considered that an annual advisory vote on named executive officer compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
As an advisory vote, this proposal will not be binding on the Company and will not create or imply any additional fiduciary duty on the part of the Board. The Board, however, values the opinions expressed by the shareholders through their vote on this proposal and will consider the outcome of the vote when making a determination as the frequency of future shareholder advisory votes for approval of executive compensation.
The Board recommends a vote of ONE YEAR with respect to the frequency of future shareholder advisory votes for approval of named executive officer compensation.
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PROPOSAL 5:

APPROVAL OF THE 2008 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

At the Annual Meeting, stockholders are being asked to approve the 2008 Omnibus Incentive Plan (the “Plan”) for the purpose of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to ensure that awards made under the Plan based on the performance criteria set forth in the Plan will be deductible by the Company.

Section 162(m) of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”) generally do not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (the “Section 162(m) executive officers”), unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the Omnibus Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and re-approved by stockholders no later than five years after the stockholder approval was first received. Our Compensation Committee, which administers the Plan, has the authority to change the targets with respect to awards granted under the Plan.

Since the date of our initial public offering in March 2008, we have not been subject to the provisions of Section 162(m), because the annual compensation paid to our named executive officers was less than the $1.0 million limit. We have also benefited from a transitional relief exception under Section 162(m) that applies to newly-public companies, which expires on the date of our annual meeting in 2011. If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to issue awards under the Plan to its executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, and if in the future we pay annual compensation of more than $1.0 million to a Section 162(m) executive officer, the compensation attributable to grants of awards under the Plan to such Section 162(m) executive officer may not be tax deductible by us. Therefore, the Compensation Committee and the Board of Directors recommend that the stockholders approve the Plan in its entirety, including specifically the material terms of the performance goals applicable to awards granted under the Plan that are intended to satisfy the requirements of Section 162(m).

Stockholder approval of the Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts payable under the Plan to qualify for the performance-based compensation exemption under Section 162(m), and approval of the Plan by stockholders should not be viewed as a guarantee that all amounts paid under the Plan will be deductible by us. The Compensation Committee reserves the right to issue awards under the Plan to executive officers that will not be tax deductible under Section 162(m).

Description of Our 2008 Omnibus Incentive Plan

This following summary of the Plan does not purport to be complete and is subject to and qualified in its entirety to the full text of the Plan, which is attached hereto as Annex A. The Plan permits the issuance of long-term incentive awards to our employees and non-employee directors and employees of our subsidiaries to promote the interests of our company and our stockholders. The Plan is designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of our company. The Plan will be administered by our compensation committee, which we refer to in this Section as the committee.

Shares Available for Issuance

The aggregate number of shares of our common stock that may be issued under the Plan will not exceed 1,902,077 (subject to the adjustment provisions discussed below). As of March 15, 2011, options to purchase 889,654 shares of Common Stock were outstanding and 198,651 shares of restricted stock have been awarded under the Plan. An aggregate of 813,772 shares were available for future grant under the Omnibus Plan as of March 15, 2011.

Administration and Eligibility

The committee satisfies the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, or the “Exchange Act,” for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code and with any applicable requirements established by the Nasdaq Stock Market. All of our employees, and employees of our subsidiaries, could be eligible to receive an award under the Plan. The committee approves the aggregate awards and the individual awards for executive officers and non-employee directors. The committee may delegate some of its authority under the Plan to one or more of our officers to approve awards for other employees. The committee is prohibited from increasing the amount of any award subject to one or more performance goals upon the attainment of the goals specified in the award, but the committee has discretion to decrease the amount of the award. No participant may receive in any calendar year awards relating to more than 500,000 shares of our common stock.

Awards

Stock Options. The committee is authorized to grant stock options which may be either incentive stock options or nonqualified stock options. The exercise price of any stock option must be equal to or greater than the fair market value of the shares on the date of the grant, unless it is a substitute or assumed stock option. The term of a stock option cannot exceed 10 years. For purposes of the Plan, fair market value of the shares subject to the stock options shall be determined in such manner as the committee may deem equitable or as required by applicable law or regulation. At the time of grant, the committee in its sole discretion determines when stock options are exercisable and when they expire. Payment for shares purchased upon exercise of a stock option must be made in full at the time of exercise. Payment may be made in cash, by the transfer to us of shares owned by the participant having a fair market value on the date of transfer equal to the option exercise price, to the extent permitted by applicable law, delivery of an exercise notice, together with irrevocable instructions to a broker to deliver to us the amount of the sale proceeds from the stock option shares or loan proceeds to pay the exercise price and any withholding taxes due to us or in such other manner as may be authorized by the committee. The repricing of options without stockholder approval is prohibited under the plan.

SARs. The committee has the authority to grant stock appreciation rights, or SARs, and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to us an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (1) the fair market value of our common stock on the date of exercise of the right over (2) the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. The committee also may, in its discretion, substitute SARs which can be settled only in common stock for outstanding stock options at any time. The terms and conditions of any substitute SAR will be substantially the same as those applicable to the stock option that it replaces and the term of the substitute SAR will not exceed the term of the stock option that it replaces. The repricing of SARs is prohibited under the Plan without stockholder approval.

Restricted Stock, Restricted Stock Units and Deferred Stock Units. Restricted stock consists of shares which we transfer or sell to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units, or RSUs, confer the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. Deferred stock units, or DSUs, are a vested-right to receive shares in lieu of other compensation at termination of employment or a specific future date. The committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock, RSUs or DSUs will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. The committee also may provide that RSUs or DSUs may be settled in cash rather than in our shares. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions.

Performance Shares. A participant who is granted performance shares has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the committee. The award of performance shares to a participant will not create any rights in such participant as our stockholder until the issuance of common stock with respect to an award.

Performance Cash Awards. A participant who is granted performance cash awards has the right to receive a payment in cash upon the attainment of performance goals specified by the committee. The committee may substitute shares of our common stock for the cash payment otherwise required to be made pursuant to a performance cash award.

Performance Goals. Awards of restricted stock, RSUs, DSUs, performance stock, performance cash awards and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, sales; sales growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending;

cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Any performance criteria selected by the committee may be used to measure our performance as a whole or the performance of any of our business units and may be measured relative to a peer group or index. No award in excess of $5.0 million may be paid to any participant in any single year. If an award in excess of that amount is earned in any year, it will be deferred under our Executive Deferred Compensation Plan until it is deductible by the Company.

The committee may make retroactive adjustments to, and the participant shall reimburse the Company for, any cash or equity based incentive compensation paid to the participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement, it is determined that the participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the participant's misconduct.

Stock Awards. The committee may award shares of our common stock to participants without payment for such shares, as additional compensation for service to us. Stock awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the committee determines to be appropriate. An outright grant of stock will only be made in exchange for cash compensation already earned by a participant.

Cash Awards. A cash award consists of a monetary payment made by us to an employee as additional compensation for his or her services to us. A cash award may be made in tandem with another award or may be made independently of any other award. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the committee determines to be appropriate.

Amendment or Termination of the Omnibus Plan

Our board of directors or the committee has the right and power to amend or terminate the Plan; however, neither the board of directors nor the committee may amend the Plan in a manner which would reduce the amount of an existing award without the holder's consent. However, the committee has the right to unilaterally amend or terminate an award to comply with changes in law. In addition, stockholder approval will be obtained for any amendment to the Plan if required by law or listing rules. No award may be made under the Plan more than 10 years after its adoption by the Board.

Change in Control

Except as otherwise determined by the committee, the treatment of outstanding awards upon the occurrence of a change in control shall be as described below. For purposes of the Plan, the term change in control means one or more of the following events: (1) the acquisition, directly or indirectly, of our securities representing at least 35% of the combined voting power of our outstanding securities (other than by any of our employee benefit plans); (2) the consummation of certain mergers and consolidations involving us; (3) the consummation of the sale or other disposition of all or substantially all of our assets; (4) the approval of a plan of complete liquidation or dissolution by our stockholders; and (5) a change in the majority of our board of directors.

Stock Options and SARs. Upon the occurrence of a change in control, each stock option and SAR outstanding on the date on which the change in control occurs will immediately become vested and exercisable in full in accordance with the terms and conditions set forth in the applicable grant, award or agreement relating to the stock options or SARs.

Restricted Stock and Restricted Stock Units. Upon the occurrence of a change in control, the restrictions on all shares of restricted stock and RSUs outstanding on the date on which the change in control occurs will automatically lapse. With regard to RSUs, shares of common stock will be delivered to the participant as determined in accordance with the terms and conditions in the applicable grant, award or agreement relating to RSUs.

Performance Shares. Upon the occurrence of a change in control, any performance goal with respect to any outstanding performance shares will be deemed to have been attained at target levels, and shares of our common stock or cash will be paid to the participant as determined in accordance with the terms and conditions set forth in the applicable grant, award or agreement relating to the performance shares.

Performance Cash Awards. Upon the occurrence of a change in control, any performance goal with respect to any outstanding performance cash awards will be deemed to have been attained at target levels, and the cash (or shares of our common stock) will be paid to the participant as determined in accordance with the terms and conditions set forth in the applicable grant, award or agreement relating to the performance cash awards.

Other Stock or Cash Awards. Upon the occurrence of a change in control, any terms and conditions with respect to other stock or cash awards previously granted under the Plan will be deemed to be fully satisfied and the other stock or cash awards will be paid out immediately to the participants, as determined in accordance with the terms and conditions set forth in the applicable grant, award, or agreement relating to such awards.

Adjustments

If there is any change affecting our common stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for awards, the maximum number of shares which may be subject to an award in any calendar year and the number of shares subject to outstanding awards, and the price of such shares, as applicable, will be equitably adjusted by the committee in its discretion. The committee also has the right to substitute stock options or other awards denominated in the shares of another company for awards outstanding at the time of any such transaction.

Substitution and Assumption of Awards

Without affecting the number of shares reserved or available under the Plan, either the board of directors or the committee may authorize the issuance of awards in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become our employees or employees of any of our subsidiaries as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a change in control, upon such terms and conditions as it deems appropriate.

Reusage

If a stock option granted under the Plan expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock, RSUs, performance shares or SARs granted under the Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such awards will again be available for use under the Plan. The number of shares which are transferred to us by a participant or withheld by us to pay the exercise or purchase price of an award or to pay withholding taxes in connection with the exercise or payment of an award will not be counted as used. Shares covered by an award granted under the Plan that is settled in cash will not be counted as used.

Certain Tax Consequences

There are no income tax consequences for us or the option holder upon the grant of either an incentive stock option or a nonqualified stock option.

When a nonqualified stock option is exercised, the option holder will recognize ordinary income equal to the excess of fair market value of all the shares of stock for which the option is exercised on the date of exercise over the aggregate exercise price and we are entitled to a corresponding deduction.

When an incentive stock option is exercised, the option holder does not recognize income and we are not entitled to a deduction. In the event of a “disqualifying disposition” by the option holder (i.e., the option holder does not hold the stock long enough to qualify under IRS rules), we are entitled to a deduction equal to the compensation income recognized by the option holder.

When an SAR is granted, there are no income tax consequences for us. When an SAR is exercised, we are entitled to a deduction equal to the compensation recognized by the participant.

We are entitled to a deduction equal to the compensation recognized by a participant in connection with the vesting of restricted stock, or upon the participant's earlier election to include the restricted stock in income pursuant to Section 83(b) of the Code, as the case may be.

With respect to other awards granted under the Plan, we will be entitled to a deduction equal to the compensation recognized by a participant upon the delivery of shares or payment of cash in satisfaction of any award.

The Board of Directors recommends that the stockholders approve Proposal 5 and recommends that you vote FOR Proposal 5.
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SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2011 in order to be considered for inclusion in the Company’s annual meeting Proxy Statement next year.  Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.  Shareholders who wish to submit a proposal not intended to be included in the Company’s annual meeting Proxy Statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s bylaws to provide notice of such proposal or nomination to the principal executive office of the Company.  This notice must be delivered to the Company no later than the close of business on February 6, 2012, but no earlier than the close of business on January 6, 2012, to be considered for a vote at next year’s annual meeting.  The notice must contain the information required by the Company’s bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports.  This means that only one copy of this Proxy Statement and the Annual Report to Shareholders for fiscal 2010 may have been sent to multiple shareholders in your household.  If you would prefer to receive separate copies of a Proxy Statement or the Annual Report to Shareholders for fiscal 2010 either now or in the future, please contact your bank, broker or other nominee.  Upon written or oral request to Heritage-Crystal Clean, Inc., Attn: Corporate Secretary, 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123, we will provide copies of these materials.

AVAILABILITY OF CERTAIN DOCUMENTS

Heritage-Crystal Clean, Inc. maintains a website at www.crystal-clean.com.  Our bylaws, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating Committee Charter and Policy on Complaint Procedures for Accounting and Audit Matters are available on this website under “Investor Relations” and “Corporate Governance.”  In addition, you may obtain a copy of any of these documents without charge by sending a request to Heritage-Crystal Clean, Inc., Attn: Corporate Secretary, 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123.  Our website is not incorporated into or a part of this Proxy Statement.

We will furnish without charge to each person whose proxy is solicited, upon written request, a copy of our Annual Report filed with the SEC, including the financial statements and financial statement schedules.  Any written request should be directed to Investor Relations, Heritage-Crystal Clean, Inc., Attn: Corporate Secretary, 2175 Point Boulevard, Suite 375, Elgin, Illinois  60123.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above.  If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

Whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed stamped envelope.
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Annex A
HERITAGE — CRYSTAL CLEAN, INC.
OMNIBUS INCENTIVE PLAN OF 2008
1. Purpose. The purposes of the Plan are (a) to promote the interests of the Corporation and its Subsidiaries and its stockholders by strengthening the ability of the Corporation and its Subsidiaries to attract and retain highly competent officers and other key employees, and (b) to provide a means to encourage Stock ownership and proprietary interest in the Corporation. The Plan is intended to provide Plan Participants with forms of long-term incentive compensation that are not subject to the deduction limitation rules prescribed under Code Section 162(m), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Code Section 162(m) and the regulations promulgated thereunder.
2. Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)	“Award” means the grant of incentive compensation under this Plan to a Participant.

(b)	“Board” means the board of directors of the Corporation.

(c)	“Change of Control” means:

(i)
upon the acquisition by any individual, entity or group, including any Person, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 35% or more of the combined voting power of the then outstanding capital stock of the Corporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally (“Voting Stock”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation); (B) any acquisition by the Corporation; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; (D) any acquisition of additional Stock by any Person that beneficially owned 35% or more of the combined voting power of the Corporation’s then outstanding securities before such acquisition; (E) any corporation pursuant to a reorganization, merger or consolidation involving the Corporation, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (A), (B) and (C) of subsection (ii) below shall be satisfied; and provided further that, for purposes of clause (B) above, if (1) any Person (other than the Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation) shall become the beneficial owner of 35% or more of the Voting Stock by reason of an acquisition of Voting Stock by the Corporation, and (2) such Person shall, after such acquisition by the Corporation, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, then such additional beneficial ownership shall constitute a Change in Control; or

(ii)
upon the consummation of a reorganization, merger or consolidation of the Corporation, or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation; excluding, however, any such reorganization, merger, consolidation, sale, lease, exchange or other transfer with respect to which, immediately after consummation of such transaction: (A) all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 51% of the combined voting power of the voting securities of the entity resulting from such transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation‘s property or assets, directly or indirectly) (the “Resulting Entity”) outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction; and (B) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 35% or more of the combined voting power of the Corporation‘s then outstanding securities) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities of the Resulting Entity; and (C) at least a majority of the members of the board of directors of the entity resulting from such transaction were Continuing Directors of the Corporation at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or

(iii)	upon the approval of a plan of complete liquidation or dissolution of the Corporation; or

(iv)	when the Continuing Directors cease for any reason to constitute at least a majority of the Board.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation Committee of the Board.

(f)
“Continuing Directors” means those individuals initially appointed as the directors of the Corporation; provided, however, that any individual who becomes a director of the Corporation at or after the first annual meeting of stockholders of the Corporation whose election, or nomination for election by the Corporation’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Continuing Directors and has such authority) shall be deemed to have been a Continuing Director; and provided further, that no individual shall be deemed to be a Continuing Director if such individual initially was elected as a director of the Corporation as a result of: (i) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of directors; or (ii) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

(g)	“Corporation” means Heritage — Crystal Clean, Inc., a Delaware corporation, or any successor thereto.

(h)	“Covered Employees” means covered employees within the meaning of Code Section 162(m).

(i)	“Deferred Stock Unit” (“DSU”) means a vested right to a future award of Stock granted pursuant to Section 10 below.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means the fair market value of Stock determined at any time in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

(l)	“Incentive Stock Options” means a Stock Option designed to meet the requirements of Code Section 422 or any successor law.

(m)	“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

(n)
“Participant” means (i) an employee of the Corporation or its Subsidiaries; or (ii) a non-employee director of the Corporation designated by the Committee as eligible to receive an Award under the Plan.

(o)	“Performance Cash Awards” means cash incentives subject to the satisfaction of long-term Performance Criteria and granted pursuant to Section 12 below.

(p)
“Performance Criteria” means business criteria within the meaning of Code Section 162(m), including, but not limited to: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels or Performance Criteria. Any Performance Criteria may be used to measure our performance as a whole or any of our business units and may be measured relative to a peer group or index.

(q)	“Performance Period” means the period as designated by the Committee with a minimum of one year and a maximum of five years.

(r)	“Performance Shares” means Awards subject to the satisfaction of long-term Performance Criteria and granted pursuant to Section 11 below.

(s)	“Person” means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(t)	“Plan” means the Heritage — Crystal Clean, Inc. Omnibus Incentive Plan of 2008.

(u)	“Restricted Stock” means Stock subject to a vesting condition specified by the Committee in an Award in accordance with Section 9 below.

(v)	“Resulting Entity” means the entity resulting from a transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s property or assets, directly or indirectly).

(w)
“RSU” means a restricted stock unit providing a Participant with the right to receive Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with Section 9 below.

(x)	“SAR” means a stock appreciation right granted pursuant to Section 8 below.

(y)	“Stock” means a share of common stock of the Corporation that, by its terms, may be voted on all matters submitted to stockholders of the Corporation generally.

(z)
“Stock Option” means the right to acquire shares of Stock at a certain price that is granted pursuant to Section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

(aa)
“Subsidiary” or “Subsidiaries” means any corporation or entity of which the Corporation owns directly or indirectly, at least 50% of the total voting power or in which it has at least a 50% economic interest, and which is authorized to participate in the Plan.

3. Administration. The Plan will be administered by the Committee consisting of three or more directors of the Corporation as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a)	the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

(b)	the exchange on which the Corporation’s Stock is listed may establish pursuant to its rule-making authority; and

(c)	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).
The Committee shall have the discretionary authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of Awards at or after grant (subject to the provisions of Section 20 below), to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan.
     Awards under the Plan to a Covered Employee may be made subject to the satisfaction of one or more Performance Criteria. Performance Criteria shall be established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period (or the date on which 25% of the Performance Period has elapsed, if earlier). The Committee may select one or more Performance Criteria and may apply those Performance Criteria on a corporate-wide or division/business segment basis; provided, however, that the Committee may not increase the amount of compensation payable to a Covered Employee upon the satisfaction of Performance Criteria.
The Committee or the Board may authorize one or more officers of the Corporation to select employees to participate in the Plan and to determine the number and type of Awards to be granted to such Participants, except with respect to Awards to officers subject to Section 16 of the Exchange Act, or to non-employee directors of the Corporation, or to officers who are, or who are reasonably expected to be, Covered Employees. Any reference in the Plan to the Committee shall include such officer or officers.
The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members.
4. Participants. Participants may consist of all employees of the Corporation and its Subsidiaries and all non-employee directors of the Corporation; provided, however, the following individuals shall be excluded from participation in the Plan: (a) contract labor; (b) employees whose base wage or base salary is not processed for payment by the payroll department of the Corporation or any Subsidiary; and (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Corporation enters into for service. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.
5. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,902,077 shares of Stock. Stock covered by an Award granted under the Plan shall not be counted as used unless and until actually issued and delivered to a Participant. Accordingly, if there is (a) a lapse, expiration, termination or cancellation of any Stock Option or other Award outstanding under this Plan prior to the issuance of Stock thereunder or (b) a forfeiture of any shares of Restricted Stock or Stock subject to Awards granted under this Plan prior to vesting, then the Stock subject to these Stock Options or other Awards shall be added to the Stock available for Awards under the Plan. In addition, any Stock covered by an SAR (including an SAR settled in Stock which the Committee, in its discretion, may substitute for an outstanding Stock Option) shall be counted as used only to the extent Stock is actually issued to the Participant upon exercise of the right. Finally, any Stock exchanged by an optionee as full or partial payment of the exercise price under any Stock Option exercised under the Plan, any Stock retained by the Corporation to comply with applicable income tax withholding requirements, and any Stock covered by an Award which is settled in cash, shall be added to the Stock available for Awards under the Plan.
All Stock issued under the Plan may be either authorized and unissued Stock or issued Stock reacquired by the Corporation. All of the available Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options; provided, however, notwithstanding a Stock Option‘s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options.
No Participant may receive in any calendar year Awards relating to more than 500,000 shares of Stock.
The Stock reserved for issuance and the other limitations set forth above shall be subject to adjustment in accordance with Section 15 hereto.
6. Types of Awards, Payments, and Limitations. Awards under the Plan shall consist of Stock Options, SARs, Restricted Stock, RSUs, DSUs, Performance Shares, Performance Cash Awards, and other Stock or cash Awards, all as described below. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, and subject to the provisions of Sections 20 and 21 hereto, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan.
The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents and interest on such dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account and are subject to the same vesting or Performance Criteria as the underlying Award. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents.
     Awards shall be evidenced by an agreement that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation‘s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award including without limitation the ability to amend such Awards to comply with changes in applicable law. An Award may also be subject to other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment.
The Committee may make retroactive adjustments to and the Participant shall reimburse to the Corporation any cash or equity based incentive compensation paid to the Participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the Participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Participant’s misconduct. In each such instance, the Corporation will, to the extent practicable, seek to recover the amount by which the Participant’s cash or equity based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. The Corporation will, to the extent permitted by governing law, require reimbursement of any cash or equity based incentive compensation paid to any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Exchange Act) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. The amount of such reimbursement shall equal the difference between what was paid initially and what would have been paid based on the restated financial results. In each instance described above, the Corporation will, to the extent practicable, seek to recover the described cash or equity based incentive compensation for the relevant period, plus a reasonable rate of interest.
Measurement of the attainment of Performance Criteria may exclude, if the Committee provides in an Award agreement, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements, in the notes to the financial statements, in the Management’s Discussion and Analysis section of the financial statements, or in other Securities and Exchange Commission filings.
The Committee, in its sole discretion, may require a Participant to have amounts or Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Corporation‘s books of account. In addition, the Committee may permit Participants to defer the receipt of payments of Awards pursuant to such rules, procedures or programs as may be established for purposes of this Plan.
The Committee need not require the execution of any such agreement by a Participant. Acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.
7. Stock Options. Stock Options may be granted to Participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock on the date the Stock Option is granted unless the Stock Option is a substitute or assumed Stock Option granted pursuant to Section 16 hereto. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The exercise price, upon exercise of any Stock Option, shall be payable to the Corporation in full by: (a) cash payment or its equivalent; (b) tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired Stock; (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation; and (d) such other methods of payment as the Committee, in its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price nor reduce the exercise price of an outstanding Stock Option without stockholder approval. Reload options are not permitted.
8. Stock Appreciation Rights. SARs may be granted to Participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the exercise price of the related Stock Option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. The grant price of any other SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs granted pursuant to Section 16 hereto. An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a substitute SAR or ten years in the case of any other SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Stock, at the discretion of the Committee, except in the case of a substitute SAR payment which may be made only in Stock. In no event shall the Committee cancel any outstanding SAR with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price nor reduce the grant price of an outstanding SAR without stockholder approval.
9. Restricted Stock and RSUs. Restricted Stock and RSUs may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and RSUs shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b)
a requirement that the holder forfeit (or in the case of Stock or RSUs sold to the Participant, resell to the Corporation at cost) such Stock or RSUs in the event of termination of employment during the period of restriction; and

(c)	the attainment of Performance Criteria.
All restrictions shall expire at such times as the Committee shall specify.
10. DSUs. DSUs provide a Participant a vested right to receive Stock in lieu of other compensation at termination of employment or service or at a specific future designated date.
11. Performance Shares. The Committee shall designate the Participants to whom Performance Shares are to be awarded and determine the number of shares, the length of the Performance Period and the other terms and conditions of each such Award;

provided the stated Performance Period will not be less than 12 months and to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Award of Performance Shares shall entitle the Participant to a payment in the form of Stock upon the attainment of Performance Criteria and other terms and conditions specified by the Committee.
Notwithstanding satisfaction of any Performance Criteria, the number of shares issued under a Performance Shares Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of Stock otherwise required to be issued to a Participant pursuant to a Performance Share Award.
12. Performance Cash Awards. The Committee shall designate the Participants to whom Performance Cash Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award; provided the Performance Period will not be less than 12 months and to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Performance Cash Award shall entitle the Participant to a payment in cash upon the attainment of Performance Criteria and other terms and conditions specified by the Committee. No Award may be paid to a Participant in excess of $2,000,000 for any single year. If an Award is earned in excess of $2,000,000, the amount of the Award in excess of this amount shall be deferred in accordance with the date the Participant ceases to be covered by Code Section 162(m) (or six months after that date if the Participant ceases to be covered by Code Section 162(m) because of Participant’s separation from service (as defined in Code Section 409A).
Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, substitute actual Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Cash Award.
13. Other Stock or Cash Awards. In addition to the incentives described in Sections 6 through 12 above, the Committee may grant other incentives payable in cash or in Stock under the Plan as it determines to be in the best interests of the Corporation and subject to such other terms and conditions as it deems appropriate; provided an outright grant of Stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.
14. Change of Control. Except as otherwise determined by the Committee at the time of grant of an Award, upon a Change of Control, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and RSUs shall lapse; all Performance Criteria shall be deemed achieved at target levels and all other terms and conditions met; all Performance Shares shall be delivered; all Performance Cash Awards, DSUs and RSUs shall be paid out as promptly as practicable; and all other Stock or cash Awards shall be delivered or paid.
In the event that a payment or delivery of an Award following a Change of Control would not be a permissible distribution event, as defined in Code Section 409A(a)(2) or any regulations or other guidance issued thereunder, then the payment or delivery shall be made on the earlier of: (a) the date of payment or delivery originally provided for such Award; or (b) the date of termination of the Participant’s employment or service with the Corporation or six months after such termination in the case of a “specified employee” (as defined in Code Section 409A(a)(2)(B)(i)).
15. Adjustment Provisions.

(a)
In the event of any change affecting the number, class, market price or terms of the Stock by reason of share dividend, share split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of Stock, exchange of Stock, Stock rights offering, or other similar event, or any distribution to the holders of Stock other than a regular cash dividend, the Committee shall equitably substitute or adjust the number or class of Stock which may be issued under the Plan in the aggregate or to any one Participant in any calendar year and the number, class, price or terms of shares of Stock subject to outstanding Awards granted under the Plan.

(b)
In direct connection with the sale, lease, distribution to stockholder, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of the Corporation or a Subsidiary the Committee may authorize the assumption or replacement or affected Participants’ awards by the spun-off facility or organization unit or by the entity that controls the spun-off facility or organizational unit following disaffiliation.

(c)
In the event of any merger, consolidation or reorganization of the Corporation with or into another corporation which results in the outstanding Stock of the Corporation being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis, for each share of Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock will be entitled pursuant to the transaction.
16. Substitution and Assumption of Awards. The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Corporation or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the Stock limitations set forth in Section 5 hereto, to the extent permitted by applicable law and listing exchange requirements.
17. Nontransferability. Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to charity or to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. Members of the immediate family means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.
18. Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or Stock deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and the Corporation may defer making payment or delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. In connection with the exercise of a Stock Option or the receipt or vesting of Stock hereunder, a Participant may pay all or a portion of any withholding as follows: (a) with the consent of the Committee, by electing to have the Corporation withhold Stock having a Fair Market Value equal to the amount required to be withheld up to the minimum statutory withholding amount, or (b) by delivering irrevocable instructions to a broker to sell Stock and to promptly deliver the sales proceeds to the Corporation for amounts up to and in excess of the minimum required statutory withholding amount. For Restricted Stock and RSUs, no withholding in excess of the minimum statutory withholding amount will be allowed.
19. Duration of the Plan. No Award shall be made under the Plan more than ten years after the date of its adoption by the Board; provided, however, that the terms and conditions applicable to any Stock Option granted on or before such date may thereafter be amended or modified by mutual agreement between the Corporation and the Participant, or such other person as may then have an interest therein.
20. Amendment and Termination. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award or the Plan, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options, and may require an Award be deferred pursuant to Section 6 hereto, without a Participant’s consent; and further provided that the Committee may amend or terminate an Award to comply with changes in law without a Participant’s consent. Notwithstanding any provision of the Plan to the contrary, the final sentence in each of Section 7 and Section 8 of the Plan (regarding the reissuing at a relatively reduced price, Stock Options and SARs respectively) shall not be amended without stockholder approval. Notwithstanding any provision of the Plan to the contrary, to the extent that Awards under the Plan are subject to the provisions of Code Section 409A, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.
The Corporation shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.
21. Other Provisions.

(a)
The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings, or conditions as to the Participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, or forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment.

(b)
In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion: (i) modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan; and (ii) cause the Corporation to establish one ore more sub-plans to reflect such modified provisions. All sub-plans shall apply only to Participants within the affected jurisdiction and the Corporation shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

(c)
The Committee, in its sole discretion, may require a Participant to have amounts or shares of Stock that otherwise would be paid and delivered to the Participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Corporation’s books of account.

(d)
Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Corporation; nor interfere in any way with the Participant’s right or the Corporation‘s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Corporation.

(e)
No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(f)
In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

(g)
Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Corporation or a Subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such plan. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Code Section 409A, as determined by the Committee.

22. Governing Law. This agreement and any controversy arising out of or relating to this agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof. To the extend not preempted by ERISA, all other matters shall be governed by and construed in accordance with the internal laws of Illinois without regard to any state’s conflict of law principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.
23. Stockholder Approval. The Plan was adopted by the Board on April 21, 2008, subject to stockholder approval. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Heritage-Crystal Clean, Inc.	For	With- hold	For All Except

ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2011
The undersigned hereby appoints Joseph Chalhoub and Gregory Ray, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Heritage-Crystal Clean, Inc. (the “Company”), to be held at the Holiday Inn located at 495 Airport Road, Elgin Illinois 60123 on May 5, 2011 at 9:00 a.m., Central Time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. The undersigned hereby revokes any other proxy executed previously for said 2011 Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR the election of all the directors listed on this card under proposal 1, ONE YEAR for proposal 4 and FOR each of the other proposals listed on this card. Therefore, to direct a vote of ONE YEAR for proposal 4 and FOR each of the other proposals, you need not mark any box. Simply sign, date and return this Proxy.

Please be sure to date and sign this proxy card in the box below

	1. The election as Class III directors of both nominees listed below each with terms expiring at the 2014 Annual Meeting (except as marked to the contrary below):	[ ]	[ ]	[ ]
Bruce Bruckmann, Carmine Falcone and Robert Willmschen, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year 2011.	[ ]	[ ]	[ ]

		For	Against	Abstain
3. To approve the named executive officer compensation for fiscal 2010, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

		[ ]	[ ]	[ ]

		1 Year	2 Years	3 Years	Abstain
	4. To vote on the frequency of future shareholder advisory votes for approval of named executive officer compensation.	[ ]	[ ]	[ ]	[ ]

		For	Against	Abstain
	5. To approve the 2008 Omnibus Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.	[ ]	[ ]	[ ]

6. To consider and transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS EXCEPT PROPOSAL 4 WHICH IT RECOMMENDS A VOTE OF "ONE YEAR."

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Date

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting, a Proxy Statement dated April 5, 2011 and the Annual Report on Form 10-K for fiscal year 2010.

Sign Above
This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR the election of both directors listed on this card under proposal 1, ONE YEAR for proposal 4 and FOR each of the other proposals listed on this card.

______________________________________________________________________________________________________

Detach above card, sign, date and mail in postage paid envelope provided. Heritage-Crystal Clean, Inc.

PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________________________

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